 As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ERO COPPER CORP.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada (Province or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number, if applicable)

625 Howe Street, Suite 1050, Vancouver, British Columbia V6C 2T6

(604) 449-9244
(Address and Telephone Number of Registrant’s Principal Executive Offices)

CT Corporation System
28 Liberty St., New York, New York 10005
(212) 894-8940

(Name, Address (Including Zip Code) and Telephone Number
(Including Area Code) of Agent for Service of Process in the United States)

Copies to:

Deepk Hundal Ero Copper Corp. 625 Howe Street, Suite 1050 Vancouver, BC Canada V6C 2T6 (604) 449-9244	Christopher Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, ON Canada M5K 1J3 (416) 504-0522	Kathleen Keilty Blake, Cassels & Graydon LLP 1133 Melville Street, Suite 3500 Vancouver, BC Canada V6E 4E5 (604) 631-3318

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-274097.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 29, 2025

ERO COPPER CORP.

Common Shares
Debt Securities
Warrants
Units
Subscription Receipts
Share Purchase Contracts

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Ero Copper Corp. (the “Company”, “Ero”, “we”, “us” or “our”) listed above in one or more series or issuances. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (“NYSE”) under the trading symbol “ERO”. On August 28, 2025 being the last trading day prior to the date hereof, the closing price of the Common Shares on the TSX and NYSE was C$19.32 and US$14.03, respectively. Unless otherwise specified in an applicable prospectus supplement, our debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors” in this prospectus.

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. They may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, Canada, some of our officers and directors and some of the experts named in this prospectus are Canadian residents, and the underwriters, dealers or agents named in any prospectus supplement may be, residents of a country other than the United States, and a substantial portion of our assets are located outside of the United States. See “Enforceability of Civil Liabilities” in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All applicable information permitted under applicable laws, including as permitted under the WKSI Blanket Orders, to be omitted from this prospectus that has been omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except in cases where an exemption from such delivery requirements is available. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. Prospective investors should read this prospectus and any applicable prospectus supplement carefully before investing in any securities issued pursuant to this prospectus.

No underwriter or agent has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us, including by way of an “at-the-market distribution” (an “ATM Distribution”) as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”). In connection with any underwritten offering of securities, excluding an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. A purchaser who acquires securities forming part of the underwriters’ over-allocation position acquires those securities under this prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter of an ATM Distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the ATM Distribution prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities. See “Plan of Distribution”.

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the anticipated net proceeds to the Company from the sale of such securities, the amounts and prices at which such securities are sold and, if applicable, the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.

Our head office is located at Suite 1050, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, Canada and our registered office is located at Suite 3500, 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, Canada.

Certain of the Company’s directors and executive officers reside outside of Canada and have appointed an agent for service of process in Canada. In addition, certain experts named herein reside outside of Canada or are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction. See “Agent for Service of Process”.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Information contained on the Company’s website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” are to U.S. dollars, references to “C$” are to Canadian dollars and references to “R$” are to Brazilian Reais. See “Exchange Rate Information”.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Ero” or the “Company”, refer to Ero Copper Corp. together with our subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

Unless otherwise indicated, all reserve and resource estimates included in this prospectus and the documents incorporated by reference herein have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Standards on mineral resources and mineral reserves, as amended. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information included herein may not be comparable to similar information disclosed by U.S. companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking information”, “forward-looking statements”, “future oriented financial information” and “financial outlook” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking information”), including the “safe harbour” provisions of Canadian provincial securities legislation and the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). The purpose of disclosing future oriented financial information and financial outlook is to provide a general overview of management’s expectations regarding the anticipated results of operations including cash generated therefrom and costs thereof and readers are cautioned that future oriented financial information and financial outlook may not be appropriate for other purposes. Future oriented financial information and financial outlook has been prepared by the Company’s management. KPMG LLP, Chartered Professional Accountants (“KPMG LLP”), the Company’s independent registered public accounting firm, has not performed any audit, review or compilation procedures with respect to the prospective information and accordingly does not provide any form of assurance with respect thereto for the purpose of this offering.

Wherever possible, words such as “plans”, “expects”, “guidance”, “projects”, “assumes”, “budget”, “strategy”, “scheduled”, “estimates”, “forecasts”, “anticipates”, “believes”, “intends”, “modeled”, “targets” and similar expressions or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative forms of any of these terms and similar expressions, have been used to identify forward-looking information. Forward-looking information may include, but is not limited to, statements with respect to: mineral reserve and mineral resource estimates; targeting additional mineral resources and expansion of deposits; capital and operating cost estimates and the economic analyses (including cash flow projections), including those from the Caraíba Operations Technical Report (as defined below), the Xavantina Operations Technical Report (as defined below), and the Tucumã Project Technical Report (as defined below); the Company’s expectations, strategies and plans for the Caraíba Operations (as defined below), the Xavantina Operations (as defined below), the Tucumã Operation (as defined below) and the Furnas Project (as defined below), including the Company’s planned exploration, development, construction and production activities; the results of future exploration and drilling; estimated completion dates for certain milestones; successfully adding or upgrading mineral resources and successfully developing new deposits; the costs and timing of current and future exploration, development and construction including but not limited to the deepening extension project (the “Deepening Extension Project”) at the Caraíba Operations; the timing and amount of future production at the Caraíba Operations, the Tucumã Operation and the Xavantina Operations; the timing, receipt and maintenance of necessary approvals, licenses and permits from applicable governments, regulators or third parties; expectations regarding consumption, demand and future price of copper, gold and other metals; future financial or operating performance and condition of the Company and its business, operations and properties, including expectations regarding liquidity, capital structure, competitive position and payment of dividends; the possibility of entering judgments outside of Canada; expectations regarding future currency exchange rates; and our financing activities, including plans for the use of proceeds thereof. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking information.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual results, actions, events, conditions, performance or achievements to materially differ from those expressed or implied by the forward-looking information, including, without limitation, risks related to:

•	copper and gold prices are volatile and may be lower than expected;
•	mining operations are risky;
•	mining operations require geologic, metallurgic, engineering, title, environmental, economic and financial assessments that may be materially incorrect and thus the Company may not produce as expected;
•	geotechnical, hydrological and climatic events could suspend mining operations or increase costs;
•	actual production, capital and operating costs may be different than those anticipated;
•	the Company’s financial performance and results of operations are dependent on the Caraíba Operations and the Tucumã Operation;
•	infectious diseases may affect the Company’s business and operations;
•	changes in climate conditions may affect the Company’s operations;
•	currency fluctuations can result in unanticipated losses;
•	the successful operation of the Caraíba Operations, the Xavantina Operations and the Tucumã Operation depends on the skills of the Company’s management and teams;
•	operations during mining cycle peaks are higher cost;
•	title to the Caraíba Operations, the Xavantina Operations and/or the Tucumã Operation may be disputed;
•	the Company may fail to comply with the law or may fail to obtain or renew necessary permits and licenses;
•	the failure of a tailings dam could negatively impact the Company’s business, reputation and results of operations;
•	compliance with environmental regulations can be costly;
•	social and environmental activism can negatively impact exploration, development, construction and mining activities;
•	the construction and start-up of new mines and projects at existing mines is subject to a number of factors and the Company may not be able to successfully complete new construction projects;
•	land reclamation and mine closure requirements may be burdensome and costly;
•	the mining industry is intensely competitive;

•	inadequate infrastructure may constrain mining operations;
•	operating cash flow may be insufficient for future needs;
•	fluctuations in the market prices and availability of commodities and equipment affect the Company’s business;
•	the Company is subject to restrictive covenants that limit its ability to operate its business;
•	the Company’s indebtedness could adversely affect its financial condition and prevent the Company from fulfilling its obligations under debt instruments;
•	the Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under such indebtedness, which may not be successful;
•	counterparties may default on their contractual obligations to the Company;
•	a failure to maintain satisfactory labour relations can adversely impact the Company;
•	the Company’s insurance coverage may be inadequate to cover potential losses;
•	it may be difficult to enforce judgments and effect service of process on directors, officers and experts named herein;
•	the directors and officers may have conflicts of interest with the Company;
•	future acquisitions may require significant expenditures and may result in inadequate returns;
•	disclosure and internal control deficiencies may adversely affect the Company and failures of information systems or information security threats can be costly;
•	the Company may be subject to costly legal proceedings;
•	the Company may be subject to shareholder activism;
•	product alternatives may reduce demand for the Company’s products;
•	a lowering or withdrawal of the ratings assigned to the Company’s debt securities by rating agencies may increase the Company’s future borrowing costs and reduce its access to capital;
•	the Company’s Brazilian operations are subject to political and other risks associated with operating in a foreign jurisdiction;
•	the Company may be negatively impacted by changes to mining laws and regulations;
•	a failure to maintain relationships with the communities in which the Company operates and other stakeholders may adversely affect the Company’s business;
•	inaccuracies, corruption and fraud in Brazil relating to ownership of real property may adversely affect the Company’s business;
•	the Company is exposed to the possibility that applicable taxing authorities could take actions that result in increased tax or other costs that might reduce the Company’s cash flow;
•	inflation in Brazil, along with Brazilian governmental measures to combat inflation, may have a significant negative effect on the Brazilian economy and also on the Company’s financial condition and results of operations;
•	foreign exchange rate instability may have a material adverse effect on the Brazilian economy;
•	the Company’s operations may be impaired as a result of restrictions to the acquisition or use of rural properties by foreign investors or Brazilian companies under foreign control;
•	recent disruptions in international and domestic capital markets may lead to reduced liquidity and credit availability for the Company;
•	ongoing global tariff disputes may adversely affect the Company’s business, financial condition and results of operations;
•	the Company may be responsible for corruption and anti-bribery law violations;
•	investors may lose their entire investment;
•	dilution from equity financing could negatively impact holders of the Common Shares;
•	equity securities are subject to trading and volatility risks;
•	sales by existing shareholders can reduce share prices;
•	the Company does not currently intend to pay dividends;
•	public companies are subject to securities class action litigation risk;
•	if securities or industry analysts do not publish research or publish inaccurate or unfavourable research about the Company’s business, the price and trading volume of the Common Shares could decline;
•	global financial conditions can reduce the price of the Common Shares;
•	the Company’s broad discretion relating to the use of any proceeds raised hereunder;
•	the uncertainty of maintaining a liquid trading market for the Common Shares;
•	the absence of a market through which the Company’s securities, other than Common Shares, may be sold; and

•	risks related to the debt securities being unsecured.

This list is not exhaustive of the factors that may affect any of our forward-looking information. Although we have attempted to identify important factors that could cause actual results, actions, events, conditions, performance or achievements to differ materially from those contained in forward-looking information, there may be other factors that cause results, actions, events, conditions, performance or achievements to differ from those anticipated, estimated or intended.

Forward-looking information is not a guarantee of future performance. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Forward-looking information involves statements about the future and is inherently uncertain, and our actual results, achievements or other future events or conditions may differ materially from those reflected in the forward-looking information due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this prospectus under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated, or deemed to be incorporated, by reference.

Our forward-looking information is based on the assumptions, beliefs, expectations and opinions of management on the date the statements are made, many of which may be difficult to predict and beyond our control. In connection with the forward-looking information contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference, we have made certain assumptions about, among other things: favourable equity and debt capital markets; the ability to raise any necessary additional capital on reasonable terms to advance the production, development, construction and exploration of the Company’s properties and assets; future prices of copper, gold and other metal prices; the timing and results of exploration and drilling programs; the accuracy of any mineral reserve and mineral resource estimates; the geology of the Caraíba Operations, the Xavantina Operations and the Tucumã Operation being as described in the Caraíba Operations Technical Report, the Xavantina Operations Technical Report and the Tucumã Project Technical Report, respectively; production costs; the accuracy of budgeted exploration, development and construction costs and expenditures; the price of other commodities such as fuel; future currency exchange rates, interest rates and tariff rates; operating conditions being favourable such that the Company is able to operate in a safe, efficient and effective manner; work force continuing to remain healthy in the face of prevailing epidemics, pandemics or other health risks, political and regulatory stability; the receipt of governmental, regulatory and third party approvals, licenses and permits on favourable terms; obtaining required renewals for existing approvals, licenses and permits on favourable terms; requirements under applicable laws; sustained labour stability; stability in financial and capital goods markets; availability of equipment; positive relations with local groups and the Company’s ability to meet its obligations under its agreements with such groups; and satisfying the terms and conditions of the Company’s current loan arrangements. Although we believe that the assumptions inherent in forward-looking information are reasonable as of the date of this prospectus, these assumptions are subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. The Company cautions that the foregoing list of assumptions is not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference.

We do not assume any obligation to update forward-looking information, whether as a result of new information, future events or otherwise, other than as required by applicable law. For the reasons set forth above, prospective investors should not place undue reliance on forward-looking information.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the United States.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Ero at Suite 1050, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, Canada, telephone: (604) 449-9244 or by accessing the disclosure documents through the internet on the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca/landingpage/. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov.

The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

•	our annual information form for the fiscal year ended December 31, 2024, dated as of March 6, 2025 (the “AIF”);

•	our audited annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, together with the notes thereto and the reports of the independent registered public accounting firm thereon (the “Annual Financial Statements”);

•	our management’s discussion and analysis for the year ended December 31, 2024;

•	our unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2025 and 2024;

•	our management’s discussion and analysis for the three and six months ended June 30, 2025 (the “Interim MD&A”); and

•	our management information circular dated March 6, 2025, distributed in connection with our annual general meeting of shareholders held on April 24, 2025.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the U.S. Exchange Act after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. In addition, if and to the extent indicated therein, we may incorporate by reference in this prospectus documents that we file with or furnish to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act.

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”)) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon our filing of an information circular in connection with an annual general meeting, the information circular filed in connection with the previous annual general meeting (unless such information circular also related to a special meeting) will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of KPMG LLP; (iv) the consent of each expert listed in the exhibit index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Three Months Ended June 30,
	2025	2024	2023
	US$	US$	US$
Closing	0.7330	0.7306	0.7553
High	0.7376	0.7405	0.7604
Low	0.6970	0.7235	0.7338
Average	0.7226	0.7308	0.7447

	Year Ended December 31,
	2024	2023	2022
	US$	US$	US$
Closing	0.6950	0.7561	0.7383
High	0.7510	0.7617	0.8031
Low	0.6937	0.7207	0.7217
Average	0.7302	0.7410	0.7692

On August 28, 2025, the daily average exchange rate as quoted by the Bank of Canada was C$1.00 = US$0.7270 (US$1.00 = C$1.3756).

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the period; (ii) the high and low exchange rates during such period; and (iii) the average exchange rates for such period, for one Canadian dollar, expressed in Brazilian Reais, as quoted by the Bank of Canada.

	Three Months Ended June 30,
	2025	2024	2023
	R$	R$	R$
Closing	3.9952	4.0650	3.6337
High	4.2337	4.0650	3.7779
Low	3.9698	3.6887	3.6179
Average	4.0931	3.8104	3.6857

	Year Ended December 31,
	2024	2023	2022
	R$	R$	R$
Closing	4.2974	3.9032	3.9032
High	4.3197	4.0339	4.4763
Low	3.6258	3.5361	3.6900
Average	3.9283	3.7017	3.9701

On August 28, 2025, the daily average exchange rate as quoted by the Bank of Canada was C$1.00 = R$3.9324 (R$1.00 = C$0.2543).

THE COMPANY

Name, Address and Incorporation

The Company was incorporated under the Business Corporations Act (British Columbia) (“BCBCA”) on May 16, 2016. Ero’s head office is located at Suite 1050, 625 Howe Street, Vancouver, British Columbia, Canada, V6C 2T6 and its registered office is located at Suite 3500, 1133 Melville Street, Vancouver, British Columbia, Canada, V6E 4E5.

Intercorporate Relationships

The Company indirectly holds approximately 99.6% of the voting shares of Mineração Caraíba S.A. (“MCSA”) through its wholly-owned subsidiary, Ero Brasil Participações Ltda. (“EBP”), formed under the laws of Brazil, and approximately 97.6% of the voting shares of NX Gold S.A. (“NX” or “NX Gold”) through its wholly-owned subsidiary, Ero Gold Corp. (“Ero Gold”), incorporated under the BCBCA. MCSA holds a 100% interest in each of the Company’s mining operations located within the Curaçá Valley, northeastern Bahia State, Brazil (the “Caraíba Operations” and formerly known as the MCSA Mining Complex), and those located within southeastern Pará State, Brazil (referred to herein as the “Tucumã Operation” and formerly known as the Tucumã Project or the Boa Esperança Project). NX Gold holds a 100% interest in the Company’s mining operations located approximately 18 kilometers west of the town of Nova Xavantina, southeastern Mato Grosso State, Brazil (the “Xavantina Operations” and formerly known as the NX Gold Mine). MCSA and NX Gold were formed under the laws of Brazil. The remaining voting shares of MCSA are held by a minority group of shareholders, including former employees of MCSA. The remaining voting shares of NX Gold are held by a minority group of shareholders, including former employees of NX Gold. The following chart illustrates the Company’s principal subsidiaries, together with the governing law of each subsidiary and the percentage of voting securities beneficially owned or over which control or direction is exercised by the Company, as well as the Company’s operating mines and exploration projects.

Summary Description of the Business

The Company is a high-margin, high-growth copper producer with operations in Brazil and corporate headquarters in Vancouver, British Columbia, Canada. The Company is listed on the TSX and the NYSE, in each case under the symbol “ERO”.

The Company’s principal asset is its approximately 99.6% ownership interest in MCSA, held indirectly through its wholly-owned subsidiary, EBP. MCSA’s predominant activity is the production and sale of copper concentrate from the Caraíba Operations, located within the Curaçá Valley, northeastern Bahia State, Brazil, and from the Tucumã Operation, located within southeastern Pará State, Brazil, with gold and silver produced and sold as by-products. MCSA holds a 100% interest in the Caraíba Operations and the Tucumã Operation. The Caraíba Operations have been in operation for over 40 years and consist of a fully integrated hub-and-spoke operating model, with current mining activities conducted at the Pilar underground mine (the “Pilar Mine”), the Vermelhos underground mine (the “Vermelhos Mine”), and the Surubim open pit mine (the “Surubim Mine”) feeding the central Caraíba mill, a conventional crushing, grinding and flotation mill located adjacent to the Pilar Mine (the “Caraíba Mill”). The Tucumã Operation achieved commercial production on July 1, 2025. The Company also owns an approximately 97.6% ownership interest in NX Gold, held indirectly through its wholly-owned subsidiary, Ero Gold. NX Gold’s predominant activity is the production and sale of gold from the Xavantina Operations, located in Mato Grosso State, Brazil, with silver produced as a by-product.

The Company also has the option, pursuant to an earn-in agreement (the “Furnas Project Earn-in Agreement”) with Salobo Metais S.A., a subsidiary of Vale Base Metals Limited (“Vale Base Metals”), to earn a 60% interest in the Furnas copper-gold project, located in the Carajás Mineral Province in Pará State, Brazil (the “Furnas Project”) approximately 50 kilometers southeast of Vale Base Metals’ Salobo operations and approximately 190 kilometers northeast of the Tucumã Operation.

The Company’s principal product is copper produced and sold from the Caraíba Operations and the Tucumã Operation, with gold and silver produced and sold as by-products. Gold and, as a by-product, silver is also produced and sold from the Xavantina Operations. During the financial year ended December 31, 2024, the Caraíba Operations processed 3,431,294 tonnes of material, producing 35,444 tonnes of copper, the Tucumã Operation, where production continued to ramp-up, processed 333,791 tonnes of material, producing 5,156 tonnes of copper and the Xavantina Operations processed 146,161 tonnes of material, producing 57,210 ounces of gold.

Recent Developments

On March 11, 2025, the Company exercised its option under the copper export prepayment facility agreement, dated May 6, 2024, between MCSA and the Bank of Montreal (the “Non-Priced Copper Prepayment Facility Agreement”); to increase the size of its non-priced copper prepayment facility (the “Non-Priced Copper Prepayment Facility”) from US$50.0 to US$75.0 million. The Company is obligated to repay the US$25.0 million additional facility over 21 equal monthly installments, beginning in April 2025, through the delivery of a minimum of 161 tonnes of copper each month. The copper to be delivered by the Company will be in the form of London metal exchange (LME) copper warrants. Each monthly delivery’s value will be determined based on prevailing market copper prices at the time of delivery. Should the value of any delivery exceed the amount of the monthly installment payment of US$1.3 million, the excess value will be repaid to the Company.

On March 28, 2025, the Company entered into an agreement with RGLD Gold AG, a wholly owned subsidiary of Royal Gold, Inc., that effectively extends the gold delivery threshold under the existing precious metals purchase agreement dated June 29, 2021 from 93,000 to 160,000 ounces before the stream percentage decreases from 25% to 10% of gold produced over the remaining life of mine. In exchange, the Company received $50 million in upfront cash, bringing total proceeds under the streaming agreements to $160 million (collectively, the
“NX Gold Stream Agreement”). The delivery of additional ounces under the stream supplement is expected to commence in 2028.

On July 3, 2025, the Company announced that the Tucumã Operation, located in Pará State, Brazil, achieved commercial production, effective July 1, 2025. During the month of June, the operation achieved sustained throughput levels exceeding 75% of design capacity.

On July 10, 2025, the Company announced the completion of its Phase 1 drill program at the Furnas Project, which was primarily focused on confirming continuity of high-grade mineralization through infill drilling, as well as increasing confidence at the down-dip limits of the current mineral resource. The remaining portion of the program, approximately 25% of total meters, was dedicated to step-out drilling to extend the known limits of mineralization. The Phase 2 drill program is underway and is expected to comprise a minimum of 17,000 meters of drilling and includes a greater focus on step-out drilling aimed at further extending known mineralization.

MATERIAL PROPERTIES

Caraíba Operations

The Caraíba Operations are located in the Curaçá Valley, northeastern Bahia State, Brazil. The Caraíba Operations have over 40 years of operating history in the region and consist of fully integrated processing operations and, currently, three active producing mining locations within the Curaçá Valley. The active operations include the Caraíba Complex (comprised of the Pilar Mine, the Vermelhos Mine, the Surubim Mine and the integrated Caraíba Mill, which includes an inactive solvent extraction electrowinning plant). MCSA is the 100% owner of the Caraíba Operations. The Company owns a 99.6% ownership interest in MCSA, held indirectly through its wholly-owned subsidiary, EBP.

A NI 43-101 technical report with respect to the Caraíba Operations, titled “2022 Mineral Resources and Mineral Reserves of the Caraíba Operations, Curaçá Valley, Bahia, Brazil”, dated December 22, 2022 with an effective date of September 30, 2022 was filed on SEDAR+ on December 22, 2022 (the “Caraíba Operations Technical Report”).

Xavantina Operations

The Xavantina Operations, a producing underground gold mining operation, are located approximately 18 kilometers west of the town of Nova Xavantina in the eastern portion of the State of Mato Grosso, Brazil. NX Gold is the 100% owner of the Xavantina Operations. The Company owns a 97.6% ownership interest in NX Gold, held indirectly through its wholly-owned subsidiary, Ero Gold.

A NI 43-101 technical report with respect to the Xavantina Operations, titled “Technical Report on the Xavantina Operations, Mato Grosso, Brazil”, dated May 12, 2023 with an effective date of October 31, 2022 was filed on SEDAR+ on May 12, 2023 (the “Xavantina Operations Technical Report”).

Tucumã Operation

The Tucumã Operation is located in the municipality of Tucumã, Pará State, Brazil. On July 3, 2025, the Company announced that the Tucumã Operation achieved commercial production, effective July 1, 2025. MCSA holds a 100% interest in the Tucumã Operation.

A NI 43-101 technical report with respect to the Tucumã Operation, titled “Boa Esperança Project NI 43-101 Technical Report on Feasibility Study Update”, dated November 12, 2021 with an effective date of August 31, 2021 was filed on SEDAR+ on November 12, 2021 (the “Tucumã Project Technical Report”).

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business. The following risk factors, as well as risks currently unknown to us, or that we currently deem immaterial, could materially and adversely affect our current or future business, properties, operations, results, cashflows, financial condition and prospects and could cause them to differ materially from the statements made in forward-looking statements relating to the Company, or its business, properties or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference (including subsequently filed documents incorporated by reference) in this prospectus or any applicable prospectus supplement, including our AIF, Annual Financial Statements, and related notes.

Risks Related to the Company’s Business

Copper and gold prices are volatile and may be lower than expected

The Company’s business and its ability to sustain operations are dependent on, among other things, the market price of copper and gold. The prices of copper and gold realized by the Company will affect ongoing and future exploration, development and construction programs or decisions, production levels, earnings, cash flows, financial condition and prospects of the Company. If the world market prices of copper and/or gold were to drop and the prices realized by the Company on copper and/or gold sales were to decrease significantly and remain at such level for any substantial period, the Company’s business, financial condition, results of operations, cash flows and prospects would be negatively affected. To help mitigate this risk, the Company has entered into zero-cost gold collar contracts on 2,500 ounces of gold per month from January 2025 to December 2025. The contracts set a floor price of US$2,200 per ounce, while allowing for upside participation in gold price increases up to an average cap of US$3,425 per ounce.

Some factors that affect the price of copper and gold include: industrial demand; forward or short sales of copper and gold by producers and speculators; future levels of copper and gold production; and rapid short-term changes in supply and demand due to speculative or hedging activities by producers, individuals or funds. Copper and gold prices are also affected by macroeconomic factors including: overall confidence in the global economy; interest rates and expectations of the future interest rates; expectations with respect to the rate of inflation or deflation; expectations with respect to new and/or retaliatory tariffs; global and regional supply and demand for industrial products containing metals generally; the availability and attractiveness of alternative investment vehicles; the strength of, and confidence in, the U.S. dollar, the currency in which the price of copper and gold is generally quoted, and other major currencies; global political or economic events (including, without limitation, global tariff disputes as well as the resumption, continuation or escalation of active hostilities, including the conflicts in the Middle East and/or the Russia-Ukraine conflict, as well as the economic sanctions imposed in connection therewith); global pandemics and other health crises; and, costs of production of other copper and gold producing companies. All of the above factors can, through their interaction, affect the price of copper and gold by increasing or decreasing the demand for or supply of copper and gold.

The price of copper and gold has fluctuated widely in recent years, and future material price declines could cause commercial production from the Caraíba Operations, the Xavantina Operations and/or the Tucumã Operation to be less profitable than expected and could render such properties uneconomic. Continuing to conduct mining in a low copper and/or gold price environment would have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects. Depending on the current and expected price of copper and gold, projected cash flows from planned or current mining operations may not be sufficient to warrant commencing or continuing mining, and the Company could be forced to discontinue exploration, development, construction or commercial production. The Company may be forced to sell one or more portions of the Caraíba Operations, Xavantina Operations or the Tucumã Operation to generate cash. Future production from the Caraíba Operations, Xavantina Operations and the Tucumã Operation will be dependent on a price of copper or gold, as the case may be, that is adequate to make a deposit economically viable. Furthermore, future mine plans using significantly lower copper or gold prices could result in material write-downs of the Company’s investment in the Caraíba Operations, Xavantina Operations and the Tucumã Operation, as the case may be, and in reductions in mineral reserve and mineral resource estimates. The occurrence of any of the foregoing could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects.

A declining or sustained low price of copper could negatively impact the profitability of the Caraíba Operations or the Tucumã Operation, or a declining or sustained low price of gold could negatively impact the profitability of the Xavantina Operations and could affect the Company’s ability to finance the exploration and development of the properties currently owned or optioned by the Company as well as other properties in the future. In addition, a declining or sustained low price of copper could require a reassessment of the feasibility of the Deepening Extension Project at the Caraíba Operations. Although the price of copper is only one of several factors that the Company will consider in continuing with the construction, development and production decision on the Deepening Extension Project at the Caraíba Operations or the continued exploration of the Furnas Project, if the Company determines from a reassessment that the Deepening Extension Project at the Caraíba Operations or the Furnas Project is no longer economically viable in whole or in part, then operations or activities may cease or be curtailed and the Deepening Extension Project at the Caraíba Operations may never be fully constructed or developed, and/or the Company may seek to terminate the Furnas Project Earn-In Agreement. The occurrence of any of the foregoing could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects.

Mining operations are risky

The Company’s current business and any future exploration, development or mining operations involve various types of risks and hazards typical of companies engaged in the mining industry. Such risks include, but are not limited to: (i) industrial accidents; (ii) unusual or unexpected rock formations; (iii) structural cave-ins or slides and pitfall, ground or slope failures and accidental release of water from surface storage facilities; (iv) fire, flooding and earthquakes; (v) rock bursts; (vi) metal losses in handling and transport; (vii) periodic interruptions due to inclement or hazardous weather conditions; (viii) environmental hazards; (ix) discharge of pollutants or hazardous materials; (x) failure of retaining dams and tailings disposal areas; (xi) failure of processing and mechanical equipment and other performance problems; (xii) geotechnical risks, including the stability of the underground hanging walls and pillars and unusual and unexpected geological conditions; (xiii) unanticipated variations in grade and other geological problems, water, surface or underground conditions; (xiv) labour disputes or slowdowns; (xv) work force health issues as a result of working conditions or epidemics, pandemics or other health risks; and (xvi) force majeure events, or other unfavourable operating conditions.

These risks, conditions and events could result in: (i) damage to, or destruction of, the value of the Caraíba Operations, the Xavantina Operations, the Tucumã Operation or their facilities; (ii) personal injury or death; (iii) environmental damage to the Caraíba Operations, the Xavantina Operations, the Tucumã Operation, surrounding lands and waters, or the properties of others; (iv) temporary or permanent loss of personnel; (v) delays or prohibitions on mining or the transportation of minerals; (vi) monetary losses; and (vii) potential legal liability and any of the foregoing could have a material adverse effect on the Company’s business, financial condition, results of operation, cash flows or prospects. In particular, exploration, development, construction and mining activities present inherent risks of injury to people and damage to equipment. Significant accidents could potentially result in a complete shutdown of, or modifications to, the Company’s operations at the Caraíba Operations, the Xavantina Operations or the Tucumã Operation, as the case may be, and otherwise have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

There are also risks related to: (i) the reliance on, and the reliability of, current and new or developing technology; (ii) the reliance on the work performance of outside consultants, contractors, and manufacturers; (iii) changes to project parameters over which the Company does not have complete control such as the copper, gold and silver prices or labour or material costs; (iv) unknown or unanticipated or underestimated costs or expenses; (v) unknown or unanticipated or underestimated additions to the scope of work due to changing or adverse conditions encountered as a mine or project is developed or constructed; (vi) unexpected variances in the geometry or quality of ore zones; (vii) unexpected reclamation requirements or expenses; (viii) permitting time lines; (ix) unexpected or unknown ground conditions; (x) unexpected changes to estimated parameters utilized to estimate past timelines, projections, or costs; and (xi) liquidity risks. An adverse change in any one of such factors, hazards and risks may result in a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Mining operations require geologic, metallurgic, engineering, title, environmental, economic and financial assessments that may be materially incorrect and thus the Company may not produce as expected

The operations of mining properties or mining companies are based in large part on geologic, metallurgic, engineering, title, environmental, economic and financial assessments, which involve uncertainty. Such assessments may differ materially from actual results, which may result in a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects. These assessments include a series of assumptions regarding such factors as the ore body geometries, grades, recoverability, regulatory and environmental restrictions, future prices of metals and operating costs, future capital expenditures and royalties, taxes and government levies which will be imposed over the producing life of the mineral reserves. There are numerous uncertainties inherent in estimating quantities of mineral resources and mineral reserves and estimates in projecting potential future rates of mineral production, including factors subject to change and beyond the Company’s control. Mineral reserves and mineral resources estimates are based on limited samples and interpretations, which may not be representative of actual mineral reserves and mineral resources. In addition, title and rights of access to the Company’s properties can never be guaranteed. Although select title and environmental reviews were conducted in connection with the Company’s acquisition of shares of MCSA and NX Gold on December 12, 2016 (the “Acquisitions”) and prior to entering into the Furnas Project Earn-In Agreement, this review cannot guarantee that any unforeseen defects in the chain of title will not arise to defeat the Company’s title or rights to certain assets or that environmental defects, liabilities or deficiencies do not exist or are not greater than anticipated.

The Company’s calculations of mineral resources and mineral reserves are estimates and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be inaccurate. Actual recoveries of copper and gold from mineralized material may be lower than those indicated by test work. Any material change in the quantity of mineralization, grade or stripping ratio, may affect the economic viability of the Company’s properties. In addition, there can be no assurance that metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production. Notwithstanding pilot plant tests for metallurgical recovery and other factors, there remains the possibility that the mineralized material may not perform in commercial production in the same manner as it did in testing. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Mining and metallurgy are inexact sciences and, accordingly, there always remains an element of risk that a mine may not prove to be commercially viable.

Until a deposit is actually mined and processed, the quantity of mineral resources and mineral reserves and grades must be considered as estimates only. In addition, the quantity of mineral resources and mineral reserves may vary depending on, amongst other things, metal prices, cut-off grades and operating costs. Any material change in quantity of mineral reserves, mineral resources, grade, percent extraction of those mineral reserves recoverable by underground and open pit mining techniques may affect the economic viability of the Company’s mining projects and could have a material adverse effect on its future revenues, cash flows, profitability, results of operations, financial condition and prospects and result in write-downs of the Company’s investment in mining properties and increased amortization charges.

Inferred mineral resources are also considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. Due to the uncertainty which may attach to inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to proven mineral reserves or probable mineral reserves as a result of continued exploration or as a result of economic considerations being applied to them.

In addition, market fluctuations in the price of copper, gold and silver, as well as increased production costs, reduced recovery rates or increased operating and capital costs due to inflation or other factors, may render the extraction of certain mineral reserves and mineral resources uneconomic and may ultimately result in a restatement of mineral reserves, mineral resources or both. Such a restatement could affect depreciation and amortization rates and have an adverse effect on the Company’s financial performance.

Geotechnical, hydrological and climatic events could suspend mining operations or increase costs

All mining operations face geotechnical, hydrological and climate challenges. Unanticipated adverse geotechnical and hydrological conditions, such as landslides, subsidence and uplift, embankment failures and rock fragility may occur in the future and such events may not be detected in advance. Geotechnical instabilities and adverse climatic conditions can be difficult to predict and are often affected by risks and hazards outside of the Company’s control, such as severe weather and seismic activity.

Geotechnical failures could result in limited or restricted access to mines, suspension of operations, environmental damage, government investigations and sanctions, increased monitoring costs, remediation costs, loss of ore and other impacts, which could result in loss of revenue or increased costs, and could result in a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects.

Actual production, capital and operating costs may be different than those anticipated

The Company prepares estimates of future productions, capital costs and operating costs of production for operations at the Caraíba Operations, the Xavantina Operations and the Tucumã Operation. Such guidance is based upon a number of assumptions and estimates, including but not limited to, mineral reserve estimates, grade and continuity of interpreted geological formations and metallurgical performance, that, although presented with numerical specificity, are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control and are based upon specific assumptions with respect to future business decisions, some of which will change. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the guidance furnished by the Company’s will not materialize or will vary significantly from actual results. Accordingly, the Company’s guidance is only an estimate of what management believes is realizable as of the date of the Interim MD&A. Any failure to successfully implement the Company’s operating strategy or the occurrence of any of the risks or uncertainties as set forth in this prospectus and the Interim MD&A, could result in actual results being different than the guidance, and such differences may be adverse and material.

In addition, as a result of the substantial expenditures involved in the development and construction of a mineral project such as the Deepening Extension Project at the Caraíba Operations, the need to project years into the future, the need to make assumptions and use models that may not adequately approximate reality, and the fluctuation of costs over time, a development project is prone to material cost overruns.

The Caraíba Operations Technical Report, the Xavantina Operations Technical Report and the Tucumã Project Technical Report (collectively, the “Technical Reports”) estimate capital costs and cash operating costs based upon, among other things:

•	anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;

•	anticipated recovery rates of copper, gold and other metals from the ore;

•	cash operating costs of comparable facilities and equipment;

•	anticipated availability of labour and equipment; and

•	anticipated foreign exchange rates.

Capital costs, operating costs, production and economic returns, and other estimates may differ significantly from those anticipated by the Technical Reports, and there can be no assurance that the Company’s actual capital or operating costs will not be higher than currently anticipated or that returns will not be lower than anticipated. The Company’s actual costs may vary from estimates for a variety of reasons including, without limitation: limitations inherent in modelling; changes to assumed third party costs; short term operating factors; operational decisions made by the Company; revisions to mine plans; risks and hazards associated with exploration, development, construction and mining described elsewhere in this prospectus and the AIF; natural phenomena, such as inclement weather conditions, water availability, floods, and earthquakes; and unexpected supply chain distributions, labour shortages or strikes. Operating costs may also be affected by a variety of factors including, without limitation: changing strip ratios, ore metallurgical grade-recovery curves, the availability of processing operations, the availability of storage capacity, the availability of supplies, equipment and facilities necessary to continue operations at the Caraíba Operations, the Xavantina Operations or the Tucumã Operation, the cost and availability of consumables and mining and processing equipment, labour costs, the availability and productivity of skilled labour, the cost of commodities, general inflationary pressures, currency exchange rates, technological and engineering problems, accidents or acts of sabotage or terrorism, the regulation of the mining industry by various levels of government and quasi-governmental organizations, global pandemics, and political and geopolitical factors such as global tariff disputes as well as the resumption, continuance or escalation of the conflicts in the Middle East and/or the Russia-Ukraine conflict. Many of these factors are beyond the Company’s control. Failure to achieve estimates or material increases in costs could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects.

Furthermore, unforeseen delays in the construction and commissioning of mining projects, including at the Deepening Extension Project at the Caraíba Operations, or other technical difficulties may result in even further capital expenditures being required. Any delay in the development or construction of a project or cost overruns or operational difficulties with regards to the Caraíba Operations, the Xavantina Operations or the Tucumã Operation may have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects.

The Company’s financial performance and results of operations are currently dependent on the Caraíba Operations and the Tucumã Operation

For the year ended December 31, 2024, approximately 66% of the Company’s revenues were generated by the Caraíba Operations. In July 2024, the Company produced the first saleable copper concentrate at its Tucumã Operation and on July 1, 2025 it achieved commercial production. The Company will continue to be dependent on the Caraíba Operations for a substantial portion of its revenue and cash flow until the throughput levels at the Tucumã Operation reach a 100% of design capacity. Any adverse condition affecting mining activities at the Caraíba Operations or a delay in achieving the expected throughput levels at the Tucumã Operation could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows and prospects.

Infectious diseases may affect the Company’s business and operations

The continued presence of infectious diseases, emerging infectious diseases or the threat of widespread outbreaks, pandemics or epidemics of viruses or other contagions or diseases, could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects by causing operational and supply chain delays and disruptions (including as a result of governmental regulations and prevention measures), labour shortages and shutdowns, social unrest, breach of material contracts and customer agreements, governmental or regulatory actions or inactions, increased insurance premiums, decreased demand for or the inability to sell and delivery the Company’s products, declines in the price of copper, gold and other metals, delays in permitting or approvals, stock market volatility (including volatility in the trading price of the Company’s securities, including the Common Shares), capital markets volatility, interest rate volatility, exchange rate volatility, or other unknown but potentially significant impacts. In addition, governments may reinstate or impose strict emergency measures in response to the threat or existence of an infectious disease.

Changes in climate conditions may affect the Company’s operations

The Company recognizes that climate change is a global challenge that may have both favourable and adverse effects on its business in a range of possible ways. Mining and processing operations are energy intensive and result in a carbon footprint. As such, the Company is impacted by current and emerging policies and regulations relating to greenhouse gas emission levels, energy efficiency, and reporting of climate-change related risks. While some of the costs associated with reducing emissions may be offset by increased energy efficiency, technological innovation, or the increased demand for copper as part of technological innovations, the current regulatory trend may result in additional transition costs at some of the Company’s operations.

A number of governments have introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulation relating to emission levels (such as carbon taxes) and energy efficiency is becoming more stringent. If the current regulatory trend continues, this may result in increased costs at the Company’s operations. Concerns around climate change may also affect the market price of the Company’s securities, including the Common Shares, as institutional investors and others may divest interests in industries that are thought to have more environmental impacts. While the Company is committed to operating responsibly and reducing the impact of its operations on the environment, its ability to reduce emissions, energy and water usage by increasing efficiency and by adopting new innovation is constrained by technological advancement, operational factors and economics. Adoption of new technologies, the use of renewable energy, and infrastructure and operational changes necessary to reduce water usage may also increase operating costs significantly. Concerns over climate change, and the Company’s ability to respond to regulatory requirements and societal pressures, may have significant impacts on the Company’s operations and reputation, and may even result in reduced demand for its products.

In addition, the physical risks of climate change may also have an adverse effect on the Company’s operations. These risks include, among others, the following:

•	changes in sea levels could affect ocean transportation and shipping facilities that are used to transport supplies, equipment and workforce, and products from the Company’s operations to world markets;

•	extreme weather events (such as extreme winds or prolonged drought or rainy seasons) have the potential to disrupt operations at the Company’s mines and may require the Company to make additional expenditures to mitigate the impact of such events; and

•	the Company’s facilities depend on regular supplies of consumables (diesel, tires, reagents, etc.) to operate efficiently. In the event that the effects of climate change or extreme weather events cause prolonged disruption to the delivery of essential commodities, production levels at the Company’s operations may be reduced.

There can be no assurance that the Company will be able to anticipate, respond to, manage or effectively mitigate the risks associated with physical climate change events or impacts, and this may have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Currency fluctuations can result in unanticipated losses

Currency fluctuations may affect the Company’s capital costs and the costs that the Company incurs at its operations. Copper and gold are sold throughout the world based principally on a U.S. dollar price, but a portion of the Company’s operating and capital expenses are incurred in Brazilian Reais and Canadian dollars. The appreciation of foreign currencies, particularly the Brazilian Real against the U.S. dollar would increase the costs of copper and gold production at such mining operations, which could materially and adversely affect the Company’s earnings and financial condition. The Company may use derivatives, including forward-looking contracts, collars and swap contracts to manage this risk. However, there is no assurance that such derivatives or any other steps taken to help mitigate foreign currency fluctuations will be effective.

The successful operation of the Caraíba Operations, the Xavantina Operations and the Tucumã Operation depends on the skills of the Company’s management and teams

The Company’s business is dependent on retaining the services of its key management personnel with a variety of skills and experience, including in relation to the exploration, development, construction and operation of mineral projects and mines. The Company’s success is, and will continue to be, dependent to a significant extent on the expertise and experience of its directors and senior management. Failure to retain, or loss of, one or more of these people could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects. The Company’s success will also depend to a significant degree upon the contributions of qualified technical personnel and the Company’s ability to attract and retain highly skilled personnel. Competition for such personnel is intense, and the Company may not be successful in attracting and retaining qualified personnel, or in obtaining the necessary work permits to hire qualified expatriates. The Company’s inability to attract and retain these people could have a material adverse effect on its business, financial condition, results of operations, cash flows or prospects.

Operations during mining cycle peaks are higher cost

During times of increased demand for metals and minerals, price increases may encourage expanded mining exploration, development and construction activities. These increased activities may result in escalating demand for and cost of contract exploration, development and construction services and equipment. Increased demand for and cost of services and equipment could cause exploration, development and construction costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increased potential for scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development or construction costs, result in project delays, or increase operating costs.

Title to the Caraíba Operations, the Xavantina Operations and/or the Tucumã Operation may be disputed

Although the Company has received title opinions for the Caraíba Operations, the Xavantina Operations and the Tucumã Operation there is no guarantee that title to such properties will not be challenged or impugned. The Company’s claims may be subject to prior unregistered agreements or transfers and title may be affected by unidentified or unknown defects. The Company has conducted an investigation on the title of properties that it has acquired to confirm that there are no known claims or agreements that could affect its title to its mineral tenure or surface rights. There is no guarantee that such title will not be challenged or impaired. If title to the Company’s properties is disputed, it may result in the Company paying substantial costs to settle the dispute or clear title and could result in the loss of the property, which events may affect the economic viability of the Company. Title insurance generally is not available for mineral tenure or surface rights and the Company’s ability to ensure that it has obtained secure claim to title may be constrained.

The Company may fail to comply with the law or may fail to obtain or renew necessary permits and licenses

The Company’s operations are subject to extensive laws and regulations governing, among other things, such matters as environmental protection, management and use of toxic substances and explosives, health, exploration, development and construction of mines, water quality standards, control and treatment of any discharge of potentially harmful effluents, including solutions that may contain sulphide, cyanide, heavy metals, reagents and other industrial chemicals, commercial production and sale of by-products, ongoing and post-closure reclamation, construction and operation of tailings dams, safety and labour, taxation and royalties, maintenance of mineral tenure, and expropriation of property. The activities of the Company require licenses and permits from various governmental authorities. Legal and regulatory requirements to obtain, maintain and remain in compliance with such licenses and permits may change from time to time.

The costs associated with compliance with these laws and regulations and of obtaining licenses and permits are substantial, and possible future laws and regulations, changes to existing laws and regulations and more stringent enforcement of current laws and regulations by governmental authorities, could cause the imposition of sanctions and/or additional expenses, capital expenditures, restrictions on or suspensions of the Company’s operations and delays in the development or construction of its properties. There is no assurance that future changes in such laws and regulations, if any, will not adversely affect the Company’s operations. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety practices of the Company’s past and current operations, or possibly even the actions of former property owners, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. The Company may fail to comply with current or future laws and regulations. Such non-compliance can lead to financial restatements, civil or criminal fines, penalties, and other material negative impacts on the Company.

The Company is required to obtain or renew further government permits and licenses for its current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on the Company’s part. The duration and success of the Company’s efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority and staffing shortages at such permitting and licensing authorities. The Company may not be able to obtain, amend or renew permits or licenses that are necessary to its operations, or the cost to obtain, amend or renew permits or licenses may exceed what the Company believes it can ultimately recover from a given property once in production. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing exploration, development and operation of the Caraíba Operations, the Xavantina Operations and the Tucumã Operation and/or exploration of the Furnas Project. To the extent necessary permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Company may be curtailed or prohibited from proceeding with planned construction, development, commercialization, operation and exploration activities. Such curtailment or prohibition may result in a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The failure of a tailings dam could negatively impact the Company’s business, reputation and results of operations

Mining companies face inherent risks in their operations of tailings dams – structures built for the containment of the mining waste, known as tailings – that exposes the Company to certain risks. The Company’s tailings dams include, in some cases, materials that could increase the hazard potential in the event of unexpected failure. If any such risks were to occur, this could materially adversely affect the Company’s reputation and ability to conduct its operations and could expose the Company to liability and, as a result, have a material adverse effect on its business, financial position and results of operations.

In addition, the changes in regulation that may occur as a result of recent dam failures at other operations, like those that have occurred in Brazil, could increase the time and costs to build, operate, inspect, maintain and decommission tailings dams, obtain new licenses or renew existing licenses to build or expand tailings dams, or require the use of new technologies. New regulations enacted in Brazil during 2020 may also impose more restrictive requirements that may exceed the Company’s current standards, including mandated compliance with emergency plans and increased insurance requirements, or require the Company’s subsidiaries to pay additional fees or royalties to operate tailings dams. The Company may also be required to provide for and facilitate the relocation of communities and facilities that may be located downstream of the tailings dams or impacted by tailings dam failures.

Compliance with environmental regulations can be costly

The Company’s mining operations at the Caraíba Operations, the Xavantina Operations, the Tucumã Operation, and the exploration of these properties as well as the Furnas Project are all subject to environmental regulation. Regulations cover, among other things, water quality standards, control and treatment of any discharge of potentially harmful effluents, including solutions that may contain sulphide, cyanide, heavy metals, reagents and other industrial chemicals, land reclamation, the generation, transportation, storage and disposal of hazardous waste, the construction and operation of tailings dams, and general health and safety matters. There is no assurance that the Company has been or will at all times be in full compliance with all environmental laws and regulations or hold, and be in full compliance with, all required environmental and health and safety approvals and permits. The potential costs and delays associated with compliance with such laws, regulations, approvals and permits could prevent the Company from economically operating or proceeding with the further development and exploration of the Caraíba Operations, the Xavantina Operations, the Tucumã Operation and/or the Furnas Project, and any non-compliance with such laws, regulations, approvals and permits at the Caraíba Operations, the Xavantina Operations, the Tucumã Operation and/or the Furnas Project could result in a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Environmental approvals and permits are currently, and may in the future be, required in connection with the Company’s current and planned operations, development and exploration activities. To the extent such environmental approvals and permits are required and not obtained, the Company’s plans and the operation of mines may be curtailed, or it may be prohibited from proceeding with planned exploration or development of additional mineral properties. Failure to comply with applicable environmental laws, regulations and permitting requirements may result in sanctions and/or enforcement actions, including fines, penalties or orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

There is no assurance that any future changes in environmental regulation will not adversely affect the Company’s operations. Changes in government regulations have the potential to significantly increase compliance costs and thus reduce the profitability of current or future operations.

Environmental hazards may also exist on the properties on which the Company holds interests that are unknown to the Company at present and that have been caused by previous or existing owners or operators of the properties and for which the Company may be liable for remediation. Parties engaged in mining operations, including the Company, may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable environmental laws or regulations, regardless of whether the Company actually caused the loss or damage. The costs of such compensation, fines or penalties could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Social and environmental activism can negatively impact exploration, development, construction and mining activities

There is an increasing level of public concern relating to the effects of mining on the natural landscape, on communities and on the environment. Certain non-governmental organizations, public interest groups and reporting organizations (“NGOs”) who oppose resource development can be vocal critics of the mining industry. In addition, there have been many instances in which local community groups have opposed resource extraction activities, which have resulted in disruption and delays to the relevant operation. While the Company seeks to operate in a socially responsible manner and believes it has good relationships with local communities in the regions in which it operates, NGOs or local community organizations could direct adverse publicity against and/or disrupt the operations of the Company in respect of one or more of its properties, regardless of its successful compliance with social and environmental best practices, due to political factors, activities of unrelated third parties on lands in which the Company has an interest or the Company’s operations specifically. Any such actions and the resulting media coverage could have an adverse effect on the reputation and financial condition of the Company or its relationships with the communities in which it operates, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The construction and start-up of new mines and projects at existing mines is subject to a number of factors and the Company may not be able to successfully complete new construction projects

The success of construction projects such as the Deepening Extension Project at the Caraíba Operations and the start-up of new mines by the Company, including the Tucumã Operation which achieved commercial production on July 1, 2025, is subject to a number of factors including the availability and performance of engineering and construction contractors, mining contractors, suppliers and consultants, the receipt of required governmental approvals and permits in connection with the resettlement and use of land of local communities impacted by the planned operations, construction of mining facilities and the conduct of mining operations (including environmental and regulatory permits), the commissioning of key equipment such as power transmission equipment, mills and filter, the successful completion and operation of mining stopes, ventilation systems, shafts, processing plants and conveyors to move ore, among other operational elements. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Company is dependent in connection with its construction activities, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with construction projects and/or new mines could delay or prevent the construction and start-up of new mines or projects at existing mines as planned. There can be no assurance that current or future construction and start-up plans implemented by the Company will be successful, that the Company will be able to obtain sufficient funds to finance construction and start-up activities, that personnel and equipment will be available in a timely manner or on reasonable terms to successfully complete construction projects, that the Company will be able to obtain all necessary governmental approvals and permits or that the completion of the construction, the start-up costs and the ongoing operating costs associated with the development of new mines or projects at existing mines will not be significantly higher than anticipated by the Company. Any of the foregoing factors could adversely impact the Company’s business, financial condition, results of operations, cash flows and prospects.

The capital expenditures and time required to develop new mines or other projects are considerable and changes in costs or construction schedules can affect project economics. Thus, it is possible that actual costs may change significantly, and economic returns may differ materially from the Company’s estimates.

The commercial viability of a new mine or development project is predicated on many factors. Mineral reserves and mineral resources projected by feasibility studies and technical assessments performed on the Company’s projects may not be realized, and the level of future metal prices needed to ensure commercial viability may not materialize. Consequently, there is a risk that startup of new mine and development projects may be subject to write-down and/or closure as they may not be commercially viable.

Any uncertainty and inability in the estimation, recalculation or replacement of mineral reserves and mineral resources could materially affect the Company’s results of operations, cash flows and financial position.

To ensure the continued operation of the business and realize the Company’s growth strategy, it is essential that the Company continues to realize its existing identified mineral reserves, convert mineral resources into mineral reserves, increase the Company’s mineral resource base by adding new mineral resources from areas of identified mineralized potential and otherwise successfully undertake exploration, and/or acquire new mineral reserves and mineral resources. The life of mine estimates included herein may not be correct.

Land reclamation and mine closure requirements may be burdensome and costly

Land reclamation and mine closure requirements are generally imposed on mining companies, which may require the Company, among other things, to minimize the effects of land disturbance. Such requirements may include control and treatment of any discharge of potentially dangerous effluents, including solutions that may contain sulphide, cyanide, heavy metals, reagents and other industrial chemicals from the site and restoring the site’s landscape to its pre-disturbance form. The actual costs of reclamation and mine closure are uncertain and planned expenditures as outlined in the Technical Reports may differ materially from the actual expenditures required. Therefore, the amount that the Company will be required to spend could be materially higher than current estimates. Any additional amounts required to be spent on reclamation and mine closure may have a material adverse effect on the Company’s financial performance, financial position and results of operations and may cause the Company to alter its operations. Although liabilities for estimated reclamation and mine closure costs have been included in the Company’s financial statements, it may be necessary to spend higher amounts than what has been estimated in the financial statements to fund all required reclamation and mine closure activities.

The mining industry is intensely competitive

The mining industry is intensely competitive. The Company competes with other mining companies, many of which have greater resources and experience. Competition in the mining industry is primarily for: (i) properties which can be developed and can produce economically; (ii) the technical expertise to find, develop, and operate such properties; (iii) labour to operate such properties; and (iv) capital to fund such properties. Such competition may result in the Company being unable to acquire desired properties, to recruit or retain qualified employees and consultants or to acquire the capital necessary to fund its operations and develop its properties. The Company’s inability to compete with other mining companies for these resources could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Many competitors not only explore for and mine minerals but conduct refining and marketing operations on a worldwide basis. In the future, the Company may also compete with such mining companies in refining and marketing its products to international markets. Any inability to compete with established competitors could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Inadequate infrastructure may constrain mining operations

Continued production at the Caraíba Operations, the Xavantina Operations and the Tucumã Operation, each depend on adequate infrastructure. In particular, reliable power sources, water supply, ventilation systems, transportation and surface facilities are all necessary to develop and operate mines. Failure to adequately meet these infrastructure requirements or changes in the cost of such requirements could affect the Company’s ability to continue production at the Caraíba Operations, the Xavantina Operations and the Tucumã Operation and could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Operating cash flow may be insufficient for future needs

The exploration, development, construction and operation of the Company’s mineral properties will require the commitment of substantial financial resources that may not be available. The amount and timing of expenditures will depend on a number of factors, including the progress of ongoing exploration development and construction activities, success of the Company’s ongoing operations, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners and the acquisition of additional property interests, some of which are beyond the Company’s control. The Company’s business strategies may not be successful, and it may not be profitable in any future period.

To the extent that the Company has negative operating cash flow in future periods, the Company may need to allocate a portion of its cash reserves to fund such negative operating cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Company.

Fluctuations in the market prices and availability of commodities and equipment affect the Company’s business

The cash flows and profitability of the Company’s business will also be affected by the market prices and availability of commodities and equipment that are consumed or otherwise used in connection with the Company’s operations, development and construction projects. Prices of such commodities and resources are also subject to volatility, which can be material and can occur over short periods of time due to factors beyond the Company’s control including, without limitation, global trade tensions and tariff disputes as well as the resumption, continuation, or escalation of active hostilities, including the conflicts in the Middle East and the Russia-Ukraine conflict, as well as the economic sanctions imposed in connection therewith, which have and may continue to result in increased prices for a variety of commodities and which could have other long-term effects on the global economy in addition to the near-term effects in the Middle East and/or on Ukraine and Russia.

If there is a significant and sustained increase in the cost of certain commodities, the Company may decide that it is not economically feasible to continue certain or all of the Company’s commercial production, development, construction and exploration activities and this could have an adverse effect on profitability. Higher worldwide demand for critical resources like input commodities, drilling equipment, mobile mining equipment, tires and skilled labour could affect the Company’s ability to acquire them and lead to delays in delivery and unanticipated cost increases, which could have an effect on the Company’s operating costs, capital expenditures and production schedules. The occurrences of one or more of these events may result in a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The Company is subject to restrictive covenants that limit its ability to operate its business

The Company and its subsidiaries are subject to certain affirmative and restrictive covenants contained in: (i) the second amended and restated credit agreement dated January 12, 2023, as amended on November 2, 2023, December 13, 2024, and March 28, 2025 (the “2023 Senior Credit Facility Agreement”) among the Company, as borrower, Bank of Montreal, as administrative agent, joint lead arranger and sole bookrunner, The Bank of Nova Scotia as joint lead arranger, Canadian Imperial Bank of Commerce as documentation agent, and the lenders party thereto from time to time; (ii) the NX Gold Stream Agreement; (iii) the Non-Priced Copper Prepayment Facility Agreement; and (iv) the indenture dated February 2, 2022 (the “Note Indenture”). These agreements contain operating and financial covenants that could restrict the Company’s and its subsidiaries’ ability to, among other things:

•	incur additional indebtedness;
•	pay dividends or make other distributions or repurchase or redeem its capital stock;
•	prepay, redeem or repurchase certain debt;
•	make loans and investments;
•	sell, transfer or otherwise dispose of assets;
•	incur or permit to exist certain liens;
•	enter into transactions with affiliates;
•	enter into agreements restricting its subsidiaries’ ability to pay dividends; and
•	consolidate, amalgamate, merge or sell all or substantially all of its assets.

In addition, the restrictive covenants in the 2023 Senior Credit Facility Agreement, the Note Indenture, the Non-Priced Copper Prepayment Facility Agreement and the NX Gold Stream Agreement require the Company and its subsidiaries to maintain specified financial ratios and satisfy other financial condition tests. Compliance with the covenants and financial ratios may impair the Company and its subsidiaries and thereby the Company’s ability to finance future operations or capital needs or to take advantage of other favourable corporate opportunities. The restrictions on the Company’s ability to manage its business in management’s sole discretion could adversely affect the Company’s business by, among other things, limiting its ability to take advantage of business opportunities that management believes would be beneficial to shareholders and limiting their ability to adjust to changing market conditions. The Company’s and its subsidiaries’ ability to comply with such covenants and financial ratios will depend on future performance and may be affected by events beyond the control of the Company and its subsidiaries, including economic, financial and industry conditions.

A breach of the covenants under the 2023 Senior Credit Facility Agreement, the Note Indenture, the Non-Priced Copper Prepayment Facility Agreement, or the Company’s and its subsidiaries’ other debt instruments from time to time could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the repayment of the related debt and may result in the acceleration of the repayment of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the 2023 Senior Credit Facility Agreement would permit the lenders thereunder to terminate all commitments to extend further credit under that facility. Furthermore, if the Company were unable to repay any amounts due and payable under the 2023 Senior Credit Facility Agreement or the Non-Priced Copper Prepayment Facility Agreement, those lenders could proceed against the collateral granted to them to secure such indebtedness. In the event the Company and its subsidiaries’ lenders or noteholders accelerate the repayment of the Company’s and its subsidiaries’ borrowings, the Company may not have sufficient assets to repay that indebtedness. As a result of these restrictions, the Company and its subsidiaries may be:

•	limited in how they conduct business;
•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or
•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect the Company and its subsidiaries’ ability to grow in accordance with the Company’s and its subsidiaries’ strategy.

The Company’s indebtedness could adversely affect its financial condition and prevent the Company from fulfilling its obligations under debt instruments

The Company has a significant amount of indebtedness, which includes the US$200.0 million senior secured revolving credit facility (the “2023 Senior Credit Facility”), the Non-Priced Copper Prepayment Facility and the senior notes due in 2030 (the “Notes”) in connection with the Company’s offering of US$400.0 million aggregate principal amount of 6.50% senior notes that was completed on February 2, 2022.

Specifically, the Company’s high level of indebtedness could have important consequences, including:

•	limiting the Company’s ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, or requiring the Company to make non-strategic divestitures;
•	requiring a substantial portion of the Company’s cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;
•	increasing the Company’s vulnerability to general adverse economic and industry conditions;
•	exposing the Company to the risk of increased interest rates as certain of its borrowings are at variable rates of interest;
•	limiting the Company’s flexibility in planning for and reacting to changes in the industry in which it competes;
•	placing the Company at a disadvantage compared to other, less leveraged competitors; and
•	increasing the Company’s cost of borrowing.

Subject to the limits contained in the 2023 Senior Credit Facility Agreement, the Non-Priced Copper Prepayment Facility Agreement, the NX Gold Stream Agreement, the Note Indenture and any limits under our other debt instruments, the Company and its subsidiaries may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions or for other purposes. If the Company does so, the risks related to its high level of indebtedness could intensify.

In addition, from time to time, new accounting rules, pronouncements and interpretations are enacted or promulgated that may require the Company, depending on the nature of those new accounting rules, pronouncements and interpretations, to reclassify or restate certain elements of our financing agreements and other debt instruments, which may in turn cause us to be in breach of the financial or other covenants contained in our financing agreements and other debt instruments.

The Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under such indebtedness, which may not be successful

The Company’s ability to make scheduled payments on, repay in full or refinance its debt obligations, including the Notes, the 2023 Senior Credit Facility and the Non-Priced Copper Prepayment Facility, depends on the Company’s financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond its control, including metal prices. The Company may be unable to maintain a level of cash flows from operating activities sufficient to permit it to pay the principal, premium, if any, and interest on its indebtedness, including the Notes, the 2023 Senior Credit Facility and the Non-Priced Copper Prepayment Facility.

If the Company’s cash flows and capital resources are insufficient to fund its debt service obligations, the Company could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness, including the Notes, the 2023 Senior Credit Facility and the Non-Priced Copper Prepayment Facility. The Company may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternatives may not allow the Company to meet its scheduled debt service obligations. The 2023 Senior Credit Facility Agreement, the Non-Priced Copper Prepayment Facility Agreement and the Note Indenture will restrict the Company’s ability to dispose of assets and use the proceeds from those dispositions and may also restrict the Company’s ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. The Company may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. The Company’s inability to generate sufficient cash flows to satisfy its debt obligations, or to refinance its indebtedness on commercially reasonable terms or at all, would materially and adversely affect the Company’s financial position and results of operations and its ability to satisfy its obligations under debt instruments, including the Note Indenture, the 2023 Senior Credit Facility Agreement and the Non-Priced Copper Prepayment Facility Agreement.

If the Company cannot make scheduled payments on its debt, the Company will be in default and holders of the Notes could declare all outstanding principal and interest to be due and payable, enabling lenders under the 2023 Senior Credit Facility Agreement to cancel their commitments to lend and the Company’s and its subsidiaries’ other creditors could foreclose against the collateral securing their obligations and the Company could be forced into bankruptcy, liquidation or restructuring proceedings.

Counterparties may default on their contractual obligations to the Company

The Company is exposed to various counterparty risks including, but not limited to: (i) financial institutions that hold its cash and short-term investments; (ii) companies that have payables to the Company, including copper concentrate and doré bars customers; (iii) providers of the Company’s risk management services; (iv) shipping service providers that move the Company’s supplies, products and other material; (v) the Company’s insurance providers; and (vi) the Company’s lenders. Although the Company makes efforts to limit its counterparty risk, the Company cannot effectively operate its business without relying, to a certain extent, on the performance of third-party service providers.

A failure to maintain satisfactory labour relations can adversely impact the Company

The Company’s operations and further development of the Caraíba Operations, the Xavantina Operations and the Tucumã Operation is dependent upon the efforts of its employees and the Company’s relations with its unionized and non-unionized employees, and the Company’s operations would be adversely affected if it failed to maintain satisfactory labour relations. Some of MCSA’s and NX Gold’s employees are represented by labour unions under various collective bargaining agreements. The collective bargaining agreement of MCSA for the Caraíba Operations was renewed in November 2024 and is subject to renewal every year thereafter. The collective bargaining agreement of MCSA for the Tucumã Operation was entered into in March 2025 and is subject to renewal every two years thereafter – negotiations to renew the collective bargaining agreement commenced in late February 2025. The collective bargaining agreement of NX Gold for the Xavantina Operations was renewed in June 2024, and is subject to renewal every two years thereafter. The Company may not be able to satisfactorily renegotiate its collective bargaining agreements when they expire and may face tougher negotiations or higher compensation demands than would be the case for non-unionized labour. In addition, the existing collective bargaining agreements may not prevent a strike or work stoppage at the Company’s facilities in the future. Further, relations between the Company and its employees may be affected by changes in the scheme of labour relations that may be introduced by the relevant governmental authorities who have jurisdiction over the various aspects of the Company’s business. Changes in such legislation or in the relationship between the Company and its employees may have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s insurance coverage may be inadequate to cover potential losses

The Company’s business is subject to a number of risks and hazards (as further described in this prospectus and the AIF). Although the Company maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its activities, including current and any future mining operations. The Company may also be unable to obtain or maintain insurance to cover its risks at economically feasible premiums, or at all. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration, development, construction or production may not be available to the Company on acceptable terms. The Company might also become subject to liability for pollution or other hazards which it is not currently insured against and/or in the future may not insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

It may be difficult to enforce judgments and effect service of process on directors, officers and experts named herein

Some of the directors and officers of the Company as well as certain of the experts named herein reside outside of Canada or are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction. Some or all of the assets of those persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

The Company’s directors and officers may have conflicts of interest with the Company

Certain directors and officers of the Company are or may become associated with other mining and/or mineral exploration and development companies which may give rise to conflicts of interest. Directors who have a material interest in any person who is a party to a material contract or a proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve such a contract. In addition, directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. Some of the directors and officers of the Company have either other full-time employment or other business or time restrictions placed on them and accordingly, the Company will not be the only business enterprise of these directors and officers. Further, any failure of the directors or officers of the Company to address these conflicts in an appropriate manner or to allocate opportunities that they become aware of to the Company could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Future acquisitions may require significant expenditures and may result in inadequate returns

The Company may seek to expand through future acquisitions; however, there can be no assurance that the Company will locate attractive acquisition candidates, or that the Company will be able to acquire such candidates on economically acceptable terms, if at all, or that the Company will not be restricted from completing acquisitions pursuant to the terms and conditions from time to time of arrangements with third parties, such as the Company’s creditors. Future acquisitions may require the Company to expend significant amounts of cash, resulting in the Company’s inability to use these funds for other business or may involve significant issuances of equity or debt. Future acquisitions may also require substantial management time commitments, and the negotiation of potential acquisitions and the integration of acquired operations could disrupt the Company’s business by diverting management and employees’ attention away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically diverse organizations, integrating personnel with different backgrounds and combining different corporate cultures.

Any future acquisition involves potential risks, including, among other things: (i) mistaken assumptions and incorrect expectations about mineral properties, mineral resources, mineral reserves and costs; (ii) an inability to successfully integrate any operation the Company acquired or acquires, as applicable; (iii) an inability to recruit, hire, train or retain qualified personnel to manage and operate the operations acquired; (iv) the assumption of unknown liabilities; (v) mistaken assumptions about the overall cost of equity or debt; (vi) unforeseen difficulties operating acquired projects, which may be in geographic areas new to the Company; and (vii) the loss of key employees and/or key relationships at the acquired project. In addition, the Acquisitions were completed with certain of the prior shareholders of MCSA and NX Gold on an “as is where is” basis, and therefore the Company has no rights of recourse and indemnities against the sellers. Future acquisitions may be subject to similar or other limitations as to rights of recourse and indemnities against the sellers.

Future acquisition candidates may have liabilities or adverse operating issues that the Company failed or fails to discover through due diligence prior to the acquisition. If the Company consummates any future acquisitions with, unanticipated liabilities or adverse operating issues or if acquisition-related expectations are not met, the Company’s business, results of operations, cash flows, financial condition or prospects may be materially adversely affected. The potential impairment or complete write-off of goodwill and other intangible assets related to any such acquisition may reduce the Company’s overall earnings and could negatively affect the Company’s balance sheet.

Disclosure and internal control deficiencies may adversely affect the Company

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required decisions. The Company has invested resources to document and evaluate its system of disclosure controls and its internal control over financial reporting. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. The Company’s failure to satisfy the requirements of applicable Canadian and United States securities laws on an ongoing, timely basis. could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of the Company’s securities, including the Common Shares. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause it to fail to meet its reporting obligations.

Failures of information systems or information security threats can be costly

The secure processing, maintenance and transmission of information and data is critical to the Company’s business. The Company has entered into agreements with third-party service providers for hardware, software, telecommunications and other information technology services in connection with its operations. The Company and its third-party service providers collect and store sensitive data in the ordinary course of the Company’s business, including personal information of employees, as well as proprietary and confidential business information relating to the Company and, in some cases, the Company’s customers, suppliers and other stakeholders. With the increasing dependence and interdependence on electronic data communication and storage, including the use of cloud-based services and personal devices, the Company is exposed to evolving technological risks relating to this information and data. These risks include, but are not limited to, installation of malicious software, phishing, targeted attacks on the Company’s systems or on systems of third parties that the Company relies on, failure or non-availability of a key information technology system, or a breach of security measures designed to protect the Company’s systems. While the Company employs security measures in respect of its information and data, including implementing systems to monitor and detect threats; regular information security training for employees with access to sensitive information and data, including the use of multi-factor authentication and an online platform that provides formal cyber security awareness training and deploys periodic phishing email tests to evaluate and assess user knowledge of various prevailing security threats; the performance of periodic audits and penetration testing, the Company cannot be certain that it will be successful in securing this information and data and there may be instances where the Company is exposed to malware, cyber-attacks or other unauthorized access or use of the Company’s information and data.

Although, since its incorporation in 2016, the Company has not experienced any known significant cyber-attacks or other information security breaches, there can be no assurance that it will not incur such losses in the future. The Company has implemented quarterly reporting to its audit committee and board of directors (the “Board”) of information security matters, such as the implementation of new information security technology and training initiatives as well as risks. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. Any data breach or other improper or unauthorized access or use of its information could have a material adverse effect on the Company’s business and could severely damage its reputation, compromise its network or systems and result in a loss or escape of sensitive information, a misappropriation of assets or incidents of fraud, disrupt its normal operations, and cause it to incur additional time and expense to remediate and improve its information systems. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities. Any of these factors could have a material adverse effect on the Company’s results of operations, cash flows and financial position.

To protect the Company from cyber threats, the Company uses Darktrace. While Darktrace can provide valuable protection to the Company by enhancing its cybersecurity posture, the system might produce false positives, flagging legitimate activities as potential threats, due to the use of machine learning to identify unusual patterns of behaviour that could indicate cyber threats. In addition, Darktrace provides automated threat detection and response. Over-reliance on automation could result in insufficient human oversight. As cybersecurity incidents could have severe consequences to the Company’s business, a fully automated response might not always be appropriate. However, to mitigate these risks, the Company has a dedicated IT department that oversees and monitors the performance of Darktrace. The lack of oversight of Darktrace could have a material adverse effect on the Company’s results of operations, cash flows and financial position.

The Company’s reliance on AI Systems may create safety concerns. An AI system is a machine-based system that, for explicit or implicit objectives, infers from the input it receives how to generate outputs such as predictions, content, recommendations or decisions that can influence physical or virtual environments (“AI System”). The Company uses AI Systems, such as Darktrace, to secure processing, maintenance and transmission of information and data. Some of the risks associated with the use of AI Systems are: (i) due to requirements for high-quality data, if the data is inaccurate, incomplete or biased, the AI System could make incorrect predictions; (ii) AI Systems can be vulnerable to cyberattacks; (iii) the technology used by AI Systems may fail to adapt to unexpected situations and its ability to improve safety by predicting hazards and automating dangerous tasks could fail. The reliance on AI Systems may create safety concerns and could have a material adverse effect on the Company’s results of operations, cash flows and financial position.

The Company may be subject to costly legal proceedings

The Company may be subject to regulatory investigations, civil claims, lawsuits and other proceedings in the ordinary course of its business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in regulatory actions and litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. Defense and settlement costs of legal disputes can be substantial, even with claims that have no merit. Management is committed to conducting business in an ethical and responsible manner, which it believes will reduce the risk of legal disputes. However, if the Company is subject to legal disputes, there can be no assurances that these matters will not have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Moreover, pursuant to the Acquisitions, the Company acquired operations that have been ongoing for a significant period of time. The Company inherited certain liabilities as a result and has been subject to a number of claims (including claims related to tax, labour and social security matters and civil action) in the course of its business which individually are not material. To the extent that management believes it is probable that a material cash outflow will be incurred to settle a claim, a provision for the estimated settlement amount is recorded. If the Company is unable to resolve these disputes favorably, it could have an adverse impact on the Company’s financial condition, results of operations, cash flows or prospects.

The Public Prosecutor’s Office of the State of Bahia (the “PPO”) is mandated to protect the environment and in furtherance of this mandate, the PPO is empowered to audit the extractive industry’s compliance with environmental laws and regulations. In 2021, the PPO commenced an audit relating to the Caraíba Operations’ compliance with environmental laws and regulations over its entire operating history, spanning over 40 years. There is no assurance that the Caraíba Operations has been in full compliance with all environmental laws and regulations throughout its operating history, and there may be instances of noncompliance that are unknown to the Company, including instances caused by previous owners or operators, and for which the Company and its subsidiaries may be liable. A determination by the PPO that the Caraíba Operations has failed to comply with applicable environmental laws and regulations during its extensive operating history may result in enforcement actions, including corrective measures requiring capital expenditures, installation of additional equipment, remedial actions or civil or criminal fines or penalties imposed for violations of applicable environmental laws or regulations, and in extreme cases of noncompliance, orders issued by regulatory or judicial authorities causing operations to cease or be curtailed until such time as corrective measures and remedial actions are completed. Any such enforcement action relating to extreme cases of noncompliance could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

Additionally, the legal system in Brazil has inherent uncertainties that could limit the legal protections available to the Company, which include: (i) inconsistencies between and within laws; (ii) limited judicial and administrative guidance on interpreting Brazilian legislation, particularly that relating to business, corporate and securities laws; (iii) substantial gaps in the regulatory structure due to a delay or absence of enabling regulations; (iv) a lack of judicial independence from political, social and commercial forces; (v) corruption; and (vi) bankruptcy procedures that are subject to abuse, any of which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects. Furthermore, it may be difficult to obtain swift and equitable enforcement of a Brazilian judgement, or to obtain enforcement of a judgement by a court of another jurisdiction, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

The Company may be subject to shareholder activism

In recent years, publicly-traded companies have been increasingly subject to demands from activist shareholders advocating for changes to corporate governance practices, such as executive compensation practices, social issues, or for certain corporate actions or reorganizations. There can be no assurances that activist shareholders will not publicly advocate for the Company to make certain corporate governance changes or engage in certain corporate actions. Responding to challenges from activist shareholders, such as proxy contests, media campaigns or other activities, could be costly and time consuming and could have an adverse effect on the Company reputation and divert the attention and resources of the Company management and the Board, which could have an adverse effect on the Company’s business and results of operations. Even if the Company does undertake such corporate governance changes or corporate actions, activist shareholders may continue to promote or attempt to effect further changes, and may attempt to acquire control of the Company to implement such changes. If shareholder activists seeking to increase short-term shareholder value are elected to the Board, this could adversely affect the Company’s business and future operations. Additionally, shareholder activism could create uncertainty about the Company’s future strategic direction, resulting in loss of future business opportunities, which could adversely affect the Company’s business, future operations, profitability and ability to attract and retain qualified personnel.

Product alternatives may reduce demand for the Company’s products

Copper and gold have a number of different applications. Alternative technologies are continually being investigated and developed with a view to reducing production costs or for other reasons, such as minimizing environmental or social impact. If competitive technologies emerge that use other materials in place of copper or gold, demand and price for copper or gold might fall, which could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

A lowering or withdrawal of the ratings assigned to the Company’s debt securities by rating agencies may increase the Company’s future borrowing costs and reduce its access to capital

The Notes have a non-investment grade rating assigned by Moody’s Investors Service, S&P Global Ratings and Fitch Ratings, and could be lowered or withdrawn entirely by a particular rating agency in the future if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in the Company’s credit ratings likely would make it more difficult or more expensive for the Company to obtain additional debt financing.

Risks Related to the Company’s Foreign Operations

The Company’s Brazilian operations are subject to political and other risks associated with operating in a foreign jurisdiction

The Caraíba Operations, the Xavantina Operations, the Tucumã Operation and the Furnas Project are located in Brazil, exposing the Company to the socioeconomic conditions as well as the laws governing the mining industry in the country. Inherent risks with conducting foreign operations include, but are not limited to: high rates of inflation; extreme fluctuations in currency exchange rates, military repression; war or civil war; social and labour unrest; organized crime; hostage taking; terrorism; violent crime; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, approvals, permits and contracts; illegal mining; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political norms, currency controls and governmental regulations that favour or require the Company to award contracts in, employ citizens of, or purchase supplies from, the jurisdiction.

The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes significant changes in policies and regulations. Changes, if any, in mining policies and regulations (such as resolution No. 122/2022 of Brazil’s National Mining Agency (“ANM”), which establishes procedures for administrative sanctions, infraction investigations, and penalties within the Brazilian mining sector) or investment policies or shifts in political attitude in Brazil (stemming from the recent changes to the Brazilian government or otherwise) may adversely affect the Company’s operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of parts and supplies, income and other taxes, royalties, the repatriation of profits, expropriation of property, foreign investment, awarding of concessions under the new land tender system in Brazil, maintenance of concessions, licenses, approvals and permits, environmental matters, construction and operation of tailings dams, land use, land claims of local people, water use and mine safety. Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of sanctions and/or additional local or foreign parties as joint venture partners with carried or other interests.

In addition, uncertainty over whether the new Brazilian government will implement changes in policy or regulation may contribute to economic uncertainty in Brazil. Historically, Brazilian politics have affected the performance of the Brazilian economy. Past political crises have affected the confidence of investors and the public, generally resulting in an economic slowdown.

Global economic crises could negatively affect investor confidence in emerging markets or the economies of the principal countries in Latin America, including Brazil. Such events could materially and adversely affect the Company’s business, financial condition, results of operations, cash flows or prospects.

The Company continues to monitor developments and policies in Brazil and the impact thereof to its operations; however, they cannot be accurately predicted and could have a material adverse effect on the Company’s operations or profitability.

The Company may be negatively impacted by changes to mining laws and regulations

The Company’s activities are subject to various laws governing prospecting, exploration, development, production, taxes, labour standards and occupational health, mine safety, harmful or toxic substances, water quality standards, construction and operation of tailings dams and other matters. Mining, exploration and development activities are also subject to various laws and regulations relating to the protection of the environment. Although the Company believes that its activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could result in the imposition of sanctions for alleged non-compliance or limit or curtail production, development or construction of the Company’s properties, including new rules and regulations or existing rules and regulations that could be applied in a manner requiring the Company’s mining concessions to be amended to expressly permit the extraction of certain by-products. Amendments to current laws and regulations governing the Company’s operations and activities, including the Company’s mining concessions and permits, or more stringent implementation of such laws and regulations could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.

It is uncertain how the current and past operations of the Company will be affected by future legal changes or more stringent enforcement of past and current laws and regulations by governmental authorities, including the application of resolution No. 122/2022 by the ANM. The Company may be subject to administrative, civil and criminal sanctions should a more conservative interpretation of past and current laws and regulations be adopted by governmental authorities.

In October 2020, the Brazilian government enacted certain changes to the National Dams Safety Policy and Mining Code, which, among other things, bans the construction and lifting of tailings dams using the upstream method; requires the decommissioning of existing tailings dams utilizing the upstream method by February 25, 2022 or such later date as agreed between the operator and applicable regulatory agencies; places a higher degree of safety planning, monitoring and reporting obligations on operators; provides broader enforcement rights to regulatory agencies (such as ANM and environmental agencies); and, introduces administrative penalties for non-compliance, including, but not limited to, warnings, fines between R$2,000 and R$1.0 billion, partial or total suspension of activities, seizure of mining products, assets and equipment, cancellation of mining concessions and/or restriction of other rights. Such penalties are to be applied independently of criminal sanctions or damage repair obligations.

The Company operates and maintains tailings facilities at its Caraíba Operations, Xavantina Operations and the Tucumã Operation. Such facilities are maintained and regulated under Brazilian law, which are subject to change from time to time. Each of these facilities is routinely inspected by the Company’s internal technical teams, third-party engineering firms and applicable regulatory agencies. At the Caraíba Operations, the Company utilizes multiple tailings management methods. The Caraíba Operations utilizes a system of co-disposal paddocks to filter water from process tailings, a conventional tailings storage facility and utilizes tails for paste back-fill. The paddock system consists of several waste rock structures constructed using the downstream method. Slurried tailings are deposited within paddock cells, which enable water to filter through the coarse waste rock and tailings. The resulting dry tailings are removed from the paddock cells and placed in lifts in a permanent dry-stack area. Water that filters through the co-disposed tailings and waste rock is captured and recycled for operational use. In addition to the paddock tailings filtration system, the Caraíba Operations utilizes a tailings storage facility built using a single lift rockfill dam. The facility is in operation, and sections of the facility have been progressively reclaimed over the years. In addition, tailings are used for paste backfill for the underground Pilar Mine. At the Xavantina Operations, non-inert tailings from the Company’s leaching process is stored in a high density polyethylene (HDPE) lined excavated pit. Inert tailings are stored in a single-lift rockfill dam of segmented ring-dyke design, with only one cell operational at any given time until the tailings are de-watered. De-watered inert tailings are transported periodically from the tailings storage facility to reclaim legacy areas disturbed by historic artisanal mining activity or within permitted long-term storage areas. Once filled, these areas are revegetated and reclaimed as part of the Company’s ongoing environmental sustainability efforts. At the Tucumã Operation, tailings are actively de-watered using filter presses. The filter cake is transported and compacted for permanent disposal in the Company’s dry-stack tailings facility. Where necessary, the material is blended with waste rock and reinforced with rock buttresses. For additional scientific and technical information regarding the Company’s tailings management practices, please refer to the Caraíba Operations Technical Report, the Xavantina Operations Technical Report and the Tucumã Project Technical Report, each of which is available for review on the Company’s website and under the Company’s profile on SEDAR+ at www.sedarplus.ca/landingpage/ and EDGAR at www.sec.gov. Other than the technical reports incorporated by reference into the AIF, information contained in any guides, other technical reports and/or on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein (or therein).

Should a breach of these facilities occur due to extreme weather, seismic event, or other incident, the Company could cause a significant environmental incident and/or suffer a material financial impact on its operations and financial condition, including the potential for criminal and financial liability, suspension of its operations and/or loss of its mining concessions.

On December 22, 2021, the National Institute of Colonization and Land Reform (“INCRA”) enacted Rule #112 (Instrução Normativa 112), which came into force on January 3, 2022, formalizing the process by which approval is to be obtained from INCRA for the use of land in areas designated for land settlement programs in the case of mining, energy or infrastructure projects. In August 2015, MCSA resettled residents of a designated land settlement area that would be impacted by operations at the Tucumã Operation. Such residents were resettled onto equal, if not superior, land. Prior to the enactment of Rule #112, MCSA submitted its request for INCRA’s final approval of the resettlement process, required to formally cede the use of the land to MCSA. Any unexpected delay in or failure to receive the required final approval from INCRA in a timely manner or on reasonable terms given the enactment of Rule #112 or otherwise, could delay or, in the extreme case where the resettlement process is determined by INCRA to be materially deficient, the Company could be required to provide additional consideration, which could adversely impact the Company’s business, financial condition, results of operations, cash flows and prospects.

A failure to maintain relationships with the communities in which the Company operates and other stakeholders may adversely affect the Company’s business

The Company’s relationships with the communities in which it operates and other stakeholders are critical to ensure the future success of its existing operations and the construction and development of its projects. There is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. The evolving expectations related to human rights and environmental protection may result in opposition to the Company’s current and future operations or further development or new development of the Company’s projects and mines. Such opposition may be directed through legal or administrative proceedings or expressed in manifestations such as protests, roadblocks or other forms of public expression against the Company’s activities and may have a negative impact on the Company’s reputation and operations.

Opposition by any of the aforementioned groups to the Company’s operations may require modification of, or preclude the operation or development of, the Company’s projects and mines or may require the Company to enter into agreements with such groups or local governments with respect to the Company’s projects and mines, in some cases, causing increased cost and considerable delays to the advancement of the Company’s projects. Further, publicity adverse to the Company, its operations or extractive industries generally, could have an adverse effect on the Company and may impact relationships with the communities in which the Company operates and with other stakeholders. While the Company is committed to operating in a socially responsible manner, there can be no assurance that its efforts in this respect will mitigate this potential risk.

Inaccuracies, corruption and fraud in Brazil relating to ownership of real property may adversely affect the Company’s business

Under Brazilian law, real property ownership is normally transferred by means of a transfer deed, and subsequently registered at the appropriate real property registry office under the corresponding real property record. There are uncertainties, corruption and fraud relating to title ownership of real property in Brazil, mostly in rural areas. In certain cases, a real property registry office may register deeds with errors, including duplicate and/or fraudulent entries, and, therefore, deed challenges frequently occur, leading to judicial actions. Property disputes over title ownership are frequent in Brazil, and, as a result, there is a risk that errors, fraud or challenges could adversely affect the Company’s ability to operate, although ownership of mining rights are separate from ownership of land.

The Company is exposed to the possibility that applicable taxing authorities could take actions that result in increased tax or other costs that might reduce the Company’s cash flow

The Company pays a variety of taxes, fees and other governmental charges in connection with the operation of the Company’s business, including income taxes, mining royalties, ad valorem property taxes, sales and use taxes, inventory taxes, social security contributions, taxes on control and monitoring of mining resources and various assessments. These taxes, fees and other charges are assessed by a variety of taxing authorities pursuant to applicable laws, regulations and rules. The Brazilian tax regime is complex and subject to a variety of interpretations by government authorities. Such complexity may expose the Company to unpredicted challenges to day-to-day practices in bookkeeping, accounting and payment of taxes. From time to time, the Company may enter into specific agreements with such taxing authorities that provide for the reduction, abatement or deferral of such taxes, fees or charges in exchange for certain payments or undertakings on the Company’s part. If the Company enters into any such arrangements, the Company can give no assurance that any such reduction, abatement or deferral arrangements will be honored or that the applicable taxing authorities will not take actions that materially increase the amount of such taxes, fees or other governmental charges that the Company is required to pay. In addition, the Company may incur additional and unanticipated costs and expenses in connection with the Company’s efforts to resist any proposed increases in such taxes, fees or other charges or in connection with the Company’s efforts to enforce any reduction, abatement or deferral arrangements that the Company has previously put in place.

The Brazilian government may implement changes to the Brazilian tax regime that may affect the Company, including, but not limited to, increasing income taxes, mining royalties, ad valorem property taxes, sales and use taxes, inventory taxes, social security contributions and taxes on control and monitoring of mining resources. These changes could include changes in prevailing tax rates and the imposition of new or temporary taxes, the proceeds of which are earmarked for designated government purposes. Some of these changes may result in increases in the Company’s tax payments, which could have an adverse effect on the Company’s operations or profitability. The Company cannot provide assurance that it will be able to be profitable following any increases in Brazilian taxes applicable to the Company and its operations.

The Company is subject to a number of ongoing proceedings in Brazil related to tax matters that have not been accounted for in its financial statements, given the Company’s assessment of the probability of adverse judgment against it. Management regularly reviews these tax matters with outside counsel to assess the likelihood that the Company will incur a material cash outflow to settle the claim. To the extent management believes it is probable that a material cash outflow will be incurred to settle the claim, a provision for the estimated settlement amount is recorded. If the Company is unable to resolve these disputes favorably, it could have an adverse impact on the Company’s financial condition, results of operations, cash flows or prospects.

Inflation in Brazil, along with Brazilian governmental measures to combat inflation, may have a significant negative effect on the Brazilian economy and also on the Company’s financial condition and results of operations

In recent years and historically, high levels of inflation have adversely affected the economies and financial markets of Brazil, and the ability of its government to create conditions that stimulate or maintain economic growth. Moreover, governmental measures to curb inflation and speculation about possible future governmental measures have contributed to the negative economic impact of inflation in Brazil and have created general economic uncertainty. As part of these measures, the Brazilian government has at times maintained a restrictive monetary policy and high interest rates that have limited the availability of credit and economic growth. Brazil may continue to experience high levels of inflation in the future. Inflationary pressures may weaken investor confidence in Brazil and lead to further government intervention in the economy, including interest rate increases, restrictions on tariff adjustments to offset inflation, intervention in foreign exchange markets and actions to adjust or fix currency values, which may trigger or exacerbate increases in inflation, and consequently have an adverse impact on the Company. In an inflationary environment, the value of uncollected accounts receivable, as well as of unpaid accounts payable, declines rapidly. If Brazil experiences high levels of inflation in the future and price controls are imposed, the Company may not be able to adjust the rates the Company charges its customers to fully offset the impact of inflation on the Company’s cost structures, which could adversely affect the Company’s results of operations or financial condition.

Exchange rate instability may have a material adverse effect on the Brazilian economy

The Brazilian Real has experienced frequent and substantial variations in relation to the U.S. dollar and other foreign currencies during the last decades. Depreciation of the Brazilian Real against the U.S. dollar could create inflationary pressures in Brazil and cause increases in interest rates, which could negatively affect the growth of the Brazilian economy as a whole and harm the Company’s financial condition and results of operations. On the other hand, appreciation of the Brazilian Real relative to the U.S. dollar and other foreign currencies could lead to a deterioration of the Brazilian foreign exchange current accounts, as well as dampen export-driven growth. Depending on the circumstances, either depreciation or appreciation of the Brazilian Real could have a material adverse effect on the Brazilian economy.

The Company’s operations may be impaired as a result of restrictions to the acquisition or use of rural properties by foreign investors or Brazilian companies under foreign control

Non-resident individuals and non-domiciled foreign legal entities are subject to restrictions for the acquisition or lease for agricultural purpose or ownership or access rights in respect of rural properties in Brazil. Limitations also apply to legal entities domiciled in Brazil controlled by foreign investors, such as the Company’s subsidiaries through which the Company operates in Brazil. Accordingly, the Company’s current and future operations may be impaired as a result of such restrictions on the acquisition or use of rural properties, and the Company’s ownership or access rights in respect of any rural properties in Brazil may be subject to legal challenges, all of which could result in a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Recent disruptions in international and domestic capital markets may lead to reduced liquidity and credit availability for the Company

The disruptions recently experienced in the international and domestic capital markets have led to reduced liquidity and increased credit risk premiums for certain market participants and have resulted in a reduction of available financing. Companies located in countries in the emerging markets may be particularly susceptible to these disruptions and reductions in the availability of credit or increases in financing costs, which could result in them experiencing financial difficulty. In addition, the availability of credit to entities operating within the emerging and developing markets is significantly influenced by levels of investor confidence in such markets as a whole and as such any factors that impact market confidence (for example, the impacts of global tariff disputes or health crises, an increase in the rate of inflation, an increase to interest rates, a decrease in credit ratings, state or central bank intervention in one market, or terrorist activity and conflict, and global political or economic events such as the resumption, continuation, or escalation of active hostilities, including the conflicts in the Middle-East and the Russia-Ukraine conflict, as well as the economic sanctions imposed in connection therewith) could affect the price or availability of funding for entities within any of these markets.

The Company may be responsible for corruption and anti-bribery law violations

The Company’s business is subject to the United States Foreign Corrupt Practices Act of 1977 (“FCPA”) and the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), which generally prohibit companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The FCPA also requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. Since all of the Company’s presently held interests are located in Brazil, there is a risk of potential FCPA violations. In addition, the Company is subject to the anti-bribery laws of Brazil and of any other countries in which it conducts business in the future. The Company’s employees or other agents may, without its knowledge and despite its efforts, engage in prohibited conduct under the Company’s policies and procedures and the FCPA, the CFPOA or other anti-bribery laws for which the Company may be held responsible. The Company’s Code of Business Conduct and Ethics, Supplier Code of Conduct and Anti-Corruption Policy mandate compliance with these anti-corruption and anti-bribery laws and the Company has implemented training programs, internal monitoring and controls, and reviews and audits to ensure compliance with such laws. However, there can be no assurance that the Company’s internal control policies and procedures will always protect it from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by its affiliates, employees, contractors or agents. If the Company’s employees or other agents are found to have engaged in such practices, the Company could suffer severe penalties and other consequences that may have a material adverse effect on its business, financial condition and results of operations.

Risks Related to our Securities

Investors may lose their entire investment

An investment in our securities, including the Common Shares, is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Dilution from equity financing could negatively impact holders of Common Shares

The Company may from time to time raise funds through the issuance of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares. The Company cannot predict the size or price of future issuances of Common Shares or the size or terms of future issuances of debt instruments or other securities convertible into Common Shares, or the effect, if any, that future issuances and sales of the Company’s securities will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares, or securities convertible into Common Shares, investors will suffer dilution to their voting power and the Company may experience dilution in its earnings per share.

Additional issuances of our securities may involve the issuance of a significant number of our Common Shares at prices less than the current market price for the Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, possibly substantial, to security holders. Sales of substantial amounts of our securities by us or our existing shareholders, or the availability of such securities for sale, could adversely affect the prevailing market prices for our securities and, in the case of sales of our securities from treasury, dilute investors’ earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate. Exercises of presently outstanding share options (“Options”) or settlement of presently outstanding restricted share units (“RSUs”) or performance share units (“PSUs”) in Common Shares may also result in dilution to security holders. A decline in the market prices of our securities could impair our ability to raise additional capital through the sale of securities should we desire to do so.

Equity securities are subject to trading and volatility risks

The securities of publicly traded companies can experience a high level of price and volume volatility and the value of the Company’s securities can be expected to fluctuate depending on various factors, not all of which are directly related to the success of the Company and its operating performance, underlying asset values or prospects. These include the risks described elsewhere in this prospectus and the AIF. Factors which may influence the price of the Company’s securities, including the Common Shares, include, but are not limited to:

•	worldwide economic conditions;
•

global political or economic events (including, without limitation, global tariff disputes as well as the resumption, continuation, or escalation of active hostilities, including the conflicts in the Middle East and the Russia-Ukraine conflict);

•	changes in government policies;
•	investor perceptions;
•	movements in global interest rates and global stock markets;
•	variations in operating costs;
•	the cost of capital that the Company may require in the future;
•	metals prices;
•	currency exchange fluctuation;
•	the price of commodities necessary for the Company’s operations;
•	recommendations by securities research analysts;
•	issuances of equity securities or debt securities by the Company;
•	operating performance and, if applicable, the share price performance of the Company’s competitors;
•	the addition or departure of key management and other personnel;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, global tariff disputes, global health crises, and other related industry and market issues affecting the mining sector;
•	litigation;
•	publicity about the Company, the Company’s personnel or others operating in the industry;
•	loss of a major funding source; and

•	all market conditions that are specific to the mining industry.

There can be no assurance that such factors will not affect the price of the Company’s securities, and consequently purchasers of our securities, including Common Shares, may not be able to sell such securities at prices equal to or greater than the price or value at which they purchased the securities or acquired them by way of the secondary market.

Sales by existing shareholders can reduce share prices

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company’s ability to raise additional capital through the sale of securities.

The Company does not currently intend to pay dividends

The Company has not, since the date of its incorporation, declared or paid any dividends or other distributions on its Common Shares. The 2023 Senior Credit Facility Agreement and the Note Indenture impose certain restrictions on the Company’s ability to declare or pay dividends or distributions.

The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, contractual restriction (as noted above), working capital requirements of the Company and its subsidiaries and such other factors as its directors consider appropriate.

Public companies are subject to securities class action litigation risk

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could materially harm its business.

If securities or industry analysts do not publish research or publish inaccurate or unfavourable research about the Company’s business, the price and trading volume of the Common Shares could decline

The trading market for the Common Shares will depend on the research and reports that securities or industry analysts publish about the Company and its business. The Company does not have any control over these analysts. The Company cannot assure that analysts will cover it or provide accurate or favourable coverage. If one or more of the analysts who cover the Company downgrade the Company’s stock or change their opinion of the Common Shares, price of the Common Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports, the Company could lose visibility in the financial markets, which could cause the price and trading volume of the Common Shares to decline.

Global economic conditions can reduce the price of the Common Shares

Global economic conditions may adversely affect the Company’s growth, profitability and ability to obtain financing. Events in global financial markets continue to be characterized as volatile. In recent years, global markets have been adversely impacted by various credit crises, a global pandemic, the conflicts in the Middle East, the Russia-Ukraine conflict and the economic sanctions imposed thereon in connection therewith and, more recently, global tariff disputes. Many industries, including the mining industry, have been impacted by these market conditions. Global economic conditions remain subject to sudden and rapid destabilizations in response to future events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, tariffs, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company’s growth, profitability and ability to obtain financing. A number of issues related to economic conditions could have a material adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects, including, but not limited to: (i) contraction in credit markets could impact the cost and availability of financing and the Company’s overall liquidity; (ii) the volatility of copper, gold and other metal prices would impact the Company’s revenues, profits, losses and cash flow; (iii) recessionary pressures could adversely impact demand for the Company’s production; (iv) volatile energy, commodity and consumables prices and currency exchange rates could impact the Company’s production costs; and, (v) the devaluation and volatility of global stock markets could impact the valuation of the Company’s equity and other securities.

We will have broad discretion in the use of the net proceeds of an offering of our securities

While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, we will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our securities, including the market value of our Common Shares, and may increase our losses.

There is no assurance of a sufficient liquid trading market for the Common Shares in the future

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE or achieve listing on any other public listing exchange.

There is currently no market through which our securities, other than our Common Shares, may be sold

There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our debt securities, subscription receipts, units, warrants or share purchase contracts will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell debt securities, subscription receipts, units, warrants or share purchase contracts purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

Effect of changes in interest rates on debt securities

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may increase or decline as prevailing interest rates for comparable debt instruments rise or decline.

Effect of fluctuations in foreign currency markets on debt securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See “Description of Debt Securities”.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for exploration and development of the Company’s mineral properties and for working capital requirements. However, the final use of proceeds with respect to any particular offering may be impacted by various risk factors. See “Risk Factors”.

In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities (including debt securities). More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CONSOLIDATED CAPITALIZATION

Since June 30, 2025, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share and loan capital. Information relating to any issuances of our Common Shares and securities exercisable for or exchangeable into Common Shares within the previous twelve-month period will be provided as required in a prospectus supplement under the heading “Prior Sales”.

PRIOR SALES

Information regarding prior sales of the applicable securities will be provided, as required, in a prospectus supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol “ERO”. Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value. As at August 28, 2025, there are 103,607,249 Common Shares issued and outstanding, 1,623,300 Common Shares issuable pursuant to outstanding Options pursuant to the stock option plan of the Company approved by the shareholders of the Company on April 26, 2023, 960,309 Common Shares issuable pursuant to outstanding PSUs and 310,894 Common Shares issuable pursuant to outstanding RSUs pursuant to the share unit plan of the Company approved by the shareholders of the Company on April 26, 2023.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities. The holders of Common Shares are entitled to receive dividends as and when declared by the Board in respect of the Common Shares on a pro rata basis. The Common Shares do not have pre-emptive rights, conversion rights or exchange rights and are not subject to redemption, retraction, purchase for cancellation or surrender provisions. There are no sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no provisions which are capable of requiring a security holder to contribute additional capital. Any alteration of the rights, privileges, restrictions and conditions attaching to the Common Shares under the Company’s Articles of Incorporation must be approved by at least two-thirds of the Common Shares voted at a meeting of the Company’s shareholders.

Dividend Policy

The Company has not, since the date of its incorporation, declared or paid any dividends or other distributions on its Common Shares, and does not currently have a policy with respect to the payment of dividends or other distributions. Pursuant to the terms of the 2023 Senior Credit Facility Agreement and the Note Indenture, other than dividends payable in shares of the Company, the Company may only declare and pay dividends on the Company’s shares in an amount not exceeding US$45.0 million in the aggregate during any twelve-month period, provided that no default or event of default has occurred and is continuing or would occur as a result of such payment under the 2023 Senior Credit Facility Agreement. Additionally, under the Note Indenture the Company may also declare and pay dividends provided that (a) such payment, together with all other Restricted Payments (as defined in the Note Indenture) to not exceed the greater of US$60.0 million and 10% of Total Assets (as defined in the Note Indenture) or (b) the Leverage Ratio (as defined in the Note Indenture) does not exceed 1.00:1.00 on a pro forma basis after giving effect to such payment provided that, in each case, no default or event of default has occurred and is continuing as a result of such payment. Otherwise, the Company is currently restricted from declaring or paying dividends or distributions until the secured obligations under the 2023 Senior Credit Facility Agreement and the Note Indenture have been satisfied pursuant to the terms and conditions set out in the 2023 Senior Credit Facility Agreement or the Note Indenture, as applicable.

The declaration and payment of any dividends in the future is at the discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, contractual restrictions (as noted above), working capital requirements of the Company and its subsidiaries and such other factors as the Board considers appropriate. See “Risk Factors”.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities, “we”, “us”, “our” or “Ero” refer to Ero Copper Corp., but not to our subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the debt indenture, to be entered into between us and one or more trustees. The debt indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the BCBCA. A copy of the form of the debt indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the debt indenture once it has been entered into and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may also issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The debt indenture will not limit the aggregate principal amount of debt securities that we may issue under the debt indenture and will not limit the amount of other indebtedness that we may incur. The debt indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The debt indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;
•	the aggregate principal amount of the debt securities;
•	the percentage of principal amount at which the debt securities will be issued;
•	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;
•	whether the payment of the debt securities will be guaranteed by any other person;
•	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;
•	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;
•	the place or places we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;
•	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;
•	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;
•	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;
•	the denominations in which we will issue any registered debt securities, if other than denominations of US$2,000 and any multiple of US$l,000 in excess thereof and, if other than denominations of US$5,000, the denominations in which any unregistered debt security shall be issuable;
•	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;
•	whether payments on the debt securities will be payable with reference to any index or formula;
•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;
•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;
•	the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;
•	any changes or additions to events of default or covenants;
•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;
•	whether the holders of any series of debt securities have special rights if specified events occur;
•	any mandatory or optional redemption or sinking fund or analogous provisions;
•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;
•	rights, if any, on a change of control;
•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and
•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the debt indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the debt indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the debt indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the debt indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the debt indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the debt indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•	issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the debt indenture; or

•	issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The debt indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•	we are the surviving person, or the resulting, surviving or transferee person, if other than us or a co-issuer, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the successor person (if not us) assumes all of our obligations under the debt securities and the debt indenture; and

•	we or such successor person will not be in default under the debt indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the debt indenture.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act.

Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

•	within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

•	within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a company with securities listed on the TSX, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Notwithstanding the foregoing, to the extent permitted by the debt indenture, we will be deemed to have filed such reports referred to above with the trustee if we have filed or furnished such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the debt indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of debt securities;

•	we fail to observe or perform any of the covenants described in the section “Merger, Amalgamation or Consolidation” above as may be amended or supplemented by the applicable prospectus supplement for a period of 30 days;

•	we fail to comply with any of our other agreements in the debt indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•	a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the debt indenture relating to the applicable prospectus supplement or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$5.0 million and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the debt indenture governing the debt securities relating to this prospectus until 30 days after such other indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the debt indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the debt indenture relating to this prospectus;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or

•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the debt indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the debt indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the debt indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the debt indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the debt indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the debt indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

•	an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the debt indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	adversely affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of debt securities;

•	reduce the percentage of debt securities required to modify the debt indenture or to waive compliance with certain provisions of the debt indenture; or

•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the debt indenture and compliance by us with certain restrictive provisions of the debt indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the debt indenture without the consent of the holders to:

•	evidence our successor under the debt indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•	provide for unregistered securities to become registered securities under the debt indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the debt securities;

•	appoint a successor trustee under the debt indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

•	cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the debt indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the debt indenture.

Governing Law

The debt indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the debt indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The debt indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the debt indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with the debt indenture, we will designate an authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the debt indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the debt indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the debt indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the debt indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the applicable prospectus supplement for warrants supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 131 of the Securities Act (British Columbia) (the “B.C. Securities Act”), and is in addition to any other right or remedy available to original purchasers under Section 131 of the B.C. Securities Act or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;
•	the price at which the equity warrants will be offered;
•	the currency or currencies in which the equity warrants will be offered;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;
•	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;
•	whether we will issue fractional shares;
•	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;
•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;
•	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;
•	whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material U.S. and Canadian federal income tax consequences of owning the equity warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and
•	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of debt warrants;
•	the price at which the debt warrants will be offered;
•	the currency or currencies in which the debt warrants will be offered;
•	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;
•	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;
•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	the minimum or maximum amount of debt warrants that may be exercised at any one time;
•	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;
•	material U.S. and Canadian federal income tax consequences of owning the debt warrants;
•	whether the Company has applied to list the debt warrants or the underlying debt securities on an exchange;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and
•	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

The Company may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

•	the designation and aggregate number of units being offered;
•	the price at which the units will be offered;
•	the designation, number and terms of the securities comprising the units and any agreement governing the units;
•	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;
•	whether we will apply to list the units or any of the individual securities comprising the units on any exchange;
•	material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and
•	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of subscription receipts being offered;
•	the price at which the subscription receipts will be offered;
•	the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the Release Conditions (as defined below), and any procedures that will result in the adjustment of those numbers;
•	the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof;
•	the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;
•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
•	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;
•	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;
•	any entitlement of Ero to purchase the subscription receipts in the open market by private agreement or otherwise;
•	whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;
•	whether we will issue the subscription receipts as bearer securities, as registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Ero securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	whether we will apply to list the subscription receipts on any exchange;
•	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and
•	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 131 of the B.C. Securities Act, and is in addition to any other right or remedy available to original purchasers under Section 131 of the B.C. Securities Act or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of Ero. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares at a future date or dates, and including by way of instalment.

The price per Common Share and the number of Common Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of the Company. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares and the nature and amount of each of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 131 of the B.C. Securities Act, and is in addition to any other right or remedy available to original purchasers under Section 131 of the B.C. Securities Act or otherwise at law.

The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers, or (iii) in connection with acquisitions of assets or shares or another entity or company. The consideration for an acquisition of assets or shares of another entity or company may consist of any of the securities covered hereby separately, a combination of such securities, or any combination of, among other things, securities, cash or the assumption of liabilities.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;
•	the number and the purchase price of, and form of consideration for, our securities;
•	any proceeds to us; and
•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company. The Company reserves the right to issue securities under this prospectus on terms outside intended parameters disclosed in this prospectus.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of our securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

AGENT FOR SERVICE OF PROCESS

Robert Getz, a director of the Company, and Courtney Lynn and Eduardo de Come, each an officer of the Company, reside outside of Canada. Ms. Lynn and Messrs. de Come and Getz have appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent

Robert Getz, Courtney Lynn and Eduardo de Come	Blakes Vancouver Services Inc. c/o Blake, Cassels & Graydon LLP, Suite 3500 – 1133 Melville Street, Vancouver, British Columbia, V6E 4E5, Canada

In addition, each of Cid Gonçalves Monteiro Filho, Porfírio Cabaleiro Rodriguez, Bernardo Horta de Cerqueira Viana, Fábio Valério Câmara Xavier, Ednie Rafael Moreira de Carvalho Fernandes, Dr. Beck Nader, Alejandro Sepulveda, Leonardo de Moraes Soares, Guilherme Gomides Ferreira, Erin L. Patterson, Ausenco Engineering USA South Inc. (“Ausenco USA”), Carlos Guzmán, and Emerson Ricardo Ré, each an expert named herein and required to file a consent with this Prospectus, resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, as applicable.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to matters of United States law.

SCIENTIFIC AND TECHNICAL INFORMATION

Certain scientific and technical information relating to the Caraíba Operations, Xavantina Operations and Tucumã Operation contained in this prospectus and the documents incorporated by reference is derived from, and in some instances is an extract from, the Technical Reports.

Each co-author of the Technical Reports listed in the section entitled “Interest of Experts” of this prospectus is a “qualified person” as defined in NI 43-101 (a “QP”) and has reviewed, approved and verified certain scientific and technical information in this prospectus that is derived from the Technical Reports.

Reference should be made to the full text of the Technical Reports which have been filed with certain Canadian securities regulatory authorities pursuant to NI 43-101 and are available for review under the Company’s profiles on SEDAR+ at www.sedarplus.ca/landingpage/ and on EDGAR at www.sec.gov. Alternatively, copies of the Technical Reports may be inspected during normal business hours at the Company’s head office. Other than the technical reports incorporated by reference into the AIF, information contained in any guides, other technical reports and/or on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein (or therein).

INTEREST OF EXPERTS

The scientific and technical information contained in this prospectus and the documents incorporated by reference therein were reviewed and approved by Cid Gonçalves Monteiro Filho, SME RM (04317974), MAIG (No. 8444), MAusIMM (No. 329148) and Resource Manager of the Company, who is a QP.

The Caraíba Operations Technical Report was authored by Porfírio Cabaleiro Rodriguez, FAIG, Bernardo Horta de Cerqueira Viana, FAIG, Fábio Valério Câmara Xavier, MAIG and Ednie Rafael Moreira de Carvalho Fernandes, MAIG, all of GE21, Dr. Beck Nader, FAIG of BNA Mining Solutions and Alejandro Sepulveda, Registered Member (#0293) (Chilean Mining Commission) of NCL Ingeniería y Construcción SpA (“NCL”). Each of Porfírio Cabaleiro Rodriguez, FAIG, Bernardo Horta de Cerqueira Viana, FAIG, Fábio Valério Câmara Xavier, MAIG, Ednie Rafael Moreira de Carvalho Fernandes, MAIG, Dr. Beck Nader, FAIG and Alejandro Sepulveda, Registered Member (#0293) (Chilean Mining Commission) is a QP and “independent” of the Company within the meanings of NI 43-101, prepared the Caraíba Operations Technical Report in accordance with NI 43-101 and also reviewed and approved the scientific and technical information relating to the Caraíba Operations contained in this prospectus.

The Xavantina Operations Technical Report was authored by Porfírio Cabaleiro Rodriguez, FAIG, Leonardo de Moraes Soares, MAIG and Guilherme Gomides Ferreira, MAIG, all of GE21. Each of Porfírio Cabaleiro Rodriguez, FAIG, Leonardo de Moraes Soares, MAIG and Guilherme Gomides Ferreira, MAIG is a QP and “independent” of the Company within the meanings of NI 43-101, prepared the Xavantina Operations Technical Report in accordance with NI 43-101 and also reviewed and approved the scientific and technical information relating to the Xavantina Operations contained in this prospectus.

The Tucumã Project Technical Report was authored by Kevin Murray, P. Eng., Scott C. Elfen, P.E., both of Ausenco Engineering Canada ULC (formerly Ausenco Engineering Canada Inc.), Erin L. Patterson, P.E., formerly employed by its affiliate Ausenco USA, Carlos Guzmán, FAusIMM RM (Chilean Mining Commission) of NCL and Emerson Ricardo Ré, MSc, MBA, MAusIMM (CP) (No. 305892), Registered Member (No. 0138) (Chilean Mining Commission) and Resource Manager of the Company on the date of the report (now of HCM Consultoria Geologica Eireli (“HCM”)). Each of Kevin Murray, P. Eng., Scott C. Elfen, P.E., Carlos Guzmán, FAusIMM RM CMC and Emerson Ricardo Ré, MAusIMM (CP), is a QP within the meaning of NI 43-101, prepared the Tucumã Project Technical Report in accordance with NI 43-101 and also reviewed and approved the scientific and technical information relating to the Tucumã Operation contained in this prospectus. Each of Messrs. Murray, Elfen and Guzmán are “independent” of the Company within the meaning of NI 43-101. Ms. Patterson, who is no longer employed by Ausenco USA, was a QP and “independent” of the Company within the meaning of NI 43-101 as at the date of the report. Mr. Ré, as Resource Manager of the Company on the date of the report (and now of HCM), was not “independent” of the Company within the meaning of NI 43-101 on the date of the Tucumã Project Technical Report.

The aforementioned companies and persons beneficially owned, or controlled or directed, directly or indirectly, either less than one percent or no securities of the Company or of any associate or affiliate of the Company when they prepared the reports and statements referred to, or following the preparation of the reports and statements, and did not receive any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports and statements other than Mr. Ré, who was employed by the Company as Resource Manager until April 30, 2022 (now at HCM) and still holds 621 Options as at the date of this prospectus.

None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Company or of any associate or affiliate of the Company other than Mr. Monteiro, who has been employed by the Company as Resource Manager, since February 2023.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The Company’s auditors are KPMG LLP, having an address at Suite 1100, 777 Dunsmuir Street, PO Box 10426 Pacific Centre, Vancouver, British Columbia, Canada V7Y 1K3. KPMG LLP has confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

The transfer agent and registrar for the Common Shares in Canada is Computershare Investor Services Inc., having an address at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9. The transfer co-agent for the Common Shares in the United States is Computershare Trust Company, N.A., having an address at 250 Royall Street, Canton, Massachusetts 02021, United States. The registrar and trustee for the Notes is Computershare Trust Company, N.A., having an address at 1505 Energy Park Drive, St. Paul, Minnesota 55108, United States.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, are also required to file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR+ and any document we file with, or furnish to, the SEC are electronically available on the SEC’s EDGAR website, accessible at www.sec.gov.

A registration statement on Form F-10 has been or will be filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this short form prospectus constitutes a part, contains additional information not included in this short form prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. A number of our directors and most of our officers and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company’s assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth above), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. It is unlikely to be a defence in a Canadian court to the enforcement of a judgment of a U.S. court that the judgment is predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We will file with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint CT Corporation System, 28 Liberty Street, New York, New York 10005, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

WELL-KNOWN SEASONED ISSUER

The securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including in British Columbia, BC Instrument 44--503 – Exemption from Certain Prospectus Requirements for Canadian Well-known Seasoned Issuers (together with the equivalent local blanket orders or rules in each of the other provinces and territories of Canada, as amended or extended, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under NI 44-101 and NI 44-102. The WKSI Blanket Orders allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Ero Copper Corp. (“we”, “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1)	indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2) after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the Supreme Court of British Columbia considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify a director or former director of our company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with each of our directors and officers.

Pursuant to our articles, the failure of a director or officer of our company to comply with the Act or our articles, or, if applicable, any former Companies Act (British Columbia) or former articles, does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of an eligible party (or his or her heirs or legal personal representatives) and any person who (a) is or was an employee or agent of our company (or his or her heirs or legal personal representatives); (b) is or was an employee or agent of a corporation at a time the corporation is or was an affiliate of the company (or his or her heirs or legal personal representatives); or (c) at the request of the company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity (or his or her heirs or legal personal representatives), against any liability incurred by him or her as a director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits

Exhibit Number	Description
4.1	Annual information form for the year ended December 31, 2024, dated as of March 6, 2025 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Annual Report on Form 40-F, filed with the Commission on March 6, 2025 (the “Form 40-F”)).

4.2	Audited annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, together with the notes thereto and the reports of the independent registered public accounting firm thereon (incorporated by reference from Exhibit No. 99.3 to the Form 40-F).

4.3	Management’s discussion and analysis for the year ended December 31, 2024 (incorporated by reference from Exhibit No. 99.2 to the Form 40-F).

4.4	Unaudited condensed consolidated interim financial statements for the three and six months ended June 30, 2025 and 2024 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, filed with the Commission on July 31, 2025).

4.5	Management’s discussion and analysis for the three and six months ended June 30, 2025 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, filed with the Commission on July 31, 2025).

4.6	Management information circular dated March 6, 2025, distributed in connection with our annual general meeting of shareholders held on April 24, 2025 (incorporated by reference from Exhibit 99.2 to the Registrant’s Form 6-K, filed with the Commission on March 14, 2025).

5.1	Consent of KPMG LLP.

5.2	Consent of Porfirio Cabaleiro Rodriguez, FAIG.

5.3	Consent of Bernardo Horta de Cerqueira Viana, FAIG.

5.4	Consent of Fábio Valério Câmara Xavier, MAIG.

5.5	Consent of Ednie Rafael Moreira de Carvalho Fernandes, MAIG.

5.6	Consent of Dr. Beck Nader, FAIG.

5.7	Consent of Alejandro Sepulveda, Registered Member (No. 0293) (Chilean Mining Commission).

5.8	Consent of Guilherme Gomides Ferreira, MAIG.

5.9	Consent of Leonardo de Moraes Soares, MAIG.

5.10	Consent of Kevin Murray, P. Eng.

5.11	Consent of Ausenco Engineering USA South Inc.

5.12	Consent of Scott C. Elfen, P.E.

5.13	Consent of Carlos Guzmán, FAusIMM No. 229036, Registered Member (No. 0119) (Chilean Mining Commission).

5.14	Consent of Emerson Ricardo Ré, MSc, MBA, MAusIMM (CP) (No. 305892), Registered Member (No. 0138) (Chilean Mining Commission).

5.15	Consent of Cid Gonçalves Monteiro Filho, SME RM (04317974), MAIG (No. 8444), FAusIMM (No. 329148).

5.16	Consent of Anderson Goncalves Candido, FAusIMM (No. 990424).

6.1	Powers of Attorney (included on page III-3 of the Registration Statement).

7.1	Form of Indenture (incorporated by reference from Exhibit 7.1 to the Registrant’s Form F-10 (File No. 333-274097) filed with the Commission on August 21, 2023).

107	Filing Fee Table.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 29th day of August, 2025.

ERO COPPER CORP.

By:	/s/ Deepk Hundal
	Name:	Deepk Hundal
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Makko DeFilippo, President, Chief Executive Officer and Director, Wayne Drier, Executive Vice President and Chief Financial Officer, David Strang, Executive Chairman and Director, and Deepk Hundal, Executive Vice President, General Counsel and Corporate Secretary, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Makko DeFilippo	President, Chief Executive Officer and Director	August 29, 2025
Makko DeFilippo	(Principal Executive Officer)

/s/ Wayne Drier	Executive Vice President and Chief Financial Officer	August 29, 2025
Wayne Drier	(Principal Financial and Accounting Officer)

/s/ David Strang	Executive Chairman and Director	August 29, 2025
David Strang

/s/ John Wright	Lead Director	August 29, 2025
John Wright

/s/ Jill Angevine	Director	August 29, 2025
Jill Angevine

/s/ Lyle Braaten	Director	August 29, 2025
Lyle Braaten

/s/ Steven Busby	Director	August 29, 2025
Steven Busby

/s/ Dr. Sally Eyre	Director	August 29, 2025
Dr. Sally Eyre

/s/ Robert Getz	Director	August 29, 2025
Robert Getz

/s/ Chantal Gosselin	Director	August 29, 2025
Chantal Gosselin

/s/ Faheem Tejani	Director	August 29, 2025
Faheem Tejani

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement, solely in its capacity as the duly authorized representative of Ero Copper Corp. in the United States, on this 29th day of August, 2025.

PUGLISI & ASSOCIATES Authorized representative in the United States

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director